PURCHASE AND SALE AGREEMENT
(Smoketown Stations Shopping Center, Prince William County, Virginia)


THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is entered into as of the Effective Date (hereinafter defined in Subsection 3(a)) by and between SMOKETOWN ROAD ASSOCIATES LIMITED PARTNERSHIP, a Virginia limited partnership ("Seller"), and THE PRICE REIT, INC., a Maryland corporation ("Purchaser").


                      W I T N E S S E T H

     In consideration of the mutual covenants set forth herein, the parties hereto hereby agree as follows:

     Section 1.  Sale and Purchase.

     (a) Seller hereby agrees to sell, convey and assign to Purchaser and Purchaser hereby agrees to purchase and accept from Seller, for the Purchase Price (hereinafter defined in Section 2) and otherwise subject to the terms and conditions set forth in this Agreement, the following (the "Property"):

          (i) Fee simple title to each of those parcels of land being more particularly described in Exhibit A attached hereto (the "Land");

          (ii) Title to all buildings, walkways, parking areas, landscaping and other structures and improvements currently located on and attached to the Land so as to constitute real property, save and except any such improvements owned by any tenant under a Lease (hereinafter defined in Subsection 1(a)(iv)) or owned by any other person under any of the other Permitted Encumbrances (as defined in Subsection 7(c)) (the "Improvements");

          (iii) Title to all fixtures of any kind attached to the Land or the Improvements so as to constitute real property, save and except any such fixtures owned by any tenant under a Lease or owned by any other person under any of the other Permitted Encumbrances (the "Fixtures");

          (iv) The lessor's interest under all leases, licenses and other occupancy or use agreements to which Seller is a party concerning the Real Property (hereinafter defined in Subsection 1(b)) that are currently in effect and that will be in effect on the Closing Date (hereinafter defined in Subsection 9(a)) (the "Leases"), together with all income, receipts, funds and revenues of any kind whatsoever payable to the lessor under the Leases (the "Rents"), and together with all of Seller's rights, titles and interests to all security and other refundable deposits held by Seller under the Leases (the "Deposits");

          (v) All of Seller's rights, titles and interests under (A) that certain Master Declaration of Easements, Covenants, Conditions, Protections and Restrictions dated April 20, 1993, a copy of which is recorded in Book 1990 at Page 123 of the land records of the Circuit Court of Prince William County, Virginia (the "Land Records"), as amended (the "Master Declaration"), (B) that certain Declaration of Covenants, Conditions, and Restrictions, undated but effective on April 11, 1995, a copy of which is recorded in Book 2232 at Page 770 of the Land Records, as amended (the "First Green Space Declaration"), and
(C) that certain Declaration of Covenants, Conditions and Restrictions, undated but effective on January 26, 1996, a copy of which is recorded in Book 2305 at Page 1873 of the Land Records (the "Second Green Space Declaration");

          (vi) The owner's interest under all service contracts to which Seller is a party concerning the Real Property or the Project (as defined in the Master Declaration) that are currently in effect and will be in effect on the Closing Date, as determined by Purchaser in accordance with Subsection 8(d), to the extent such contracts are assignable (the "Service Contracts");

          (vii) All of Seller's rights, titles and interests, if any, in and to all of the following described personal property (collectively, the "Personalty"):

               (A) All keys, specialized tools, building supplies, equipment, machinery, potted plants, storage sheds and other tangible personal property (the "Equipment"), located in or on, and used solely in connection with the ownership, maintenance or operation of, the Real Property, save and except those items listed on Schedule 1 attached hereto;

               (B) All surveys, plans, drawings, designs, specifications, manuals and diagrams depicting or describing all or any part of the Real Property or the Equipment, or the scope or operation thereof, and all rights to reproduce the same and to proceed against the preparer of such for any misstatements, errors or omissions, but only to the extent such property and rights related thereto are assignable (the "Plans");

               (C) All warranties, guaranties, bonds, licenses and permits in any way related to, arising out of, or granted in connection with, the ownership of the Real Property, the Equipment or the Plans or any parcel or part thereof, but only to the extent such are assignable (the "Intangible Property");

               (D) All books, work sheets, reports, statements, receipts, correspondence and other business records related to the leasing and/or operation of the Real Property or the Project, excluding all Confidential Documents (hereinafter defined in Subsection 1(b)) (the "Business Records"); and

               (E) The name "Smoketown Stations" and all goodwill, if any, related to such name; and

          (viii) All rights, titles and interests of Seller appurtenant to and for the benefit of the Land, including, without limitation, to the extent they exist and are held by Seller (A) all minerals, oil, gas and other hydrocarbon substances on and under the Land, (B) all development rights, air rights, water, water rights and water stock relating to the Land, (C) easements, rights-of-way or appurtenances owned by Seller and used in connection with the beneficial operation, use and enjoyment of the Land, the Leases, the Improvements, the Intangible Property, or any other appurtenance, (D) all rights of Seller, if any, in and to public and private streets, roads, avenues, alleys and passageways, sidewalks, driveways, parking areas and areas adjacent to the Land or used in connection therewith (open or proposed, in front of or abutting the Land), and (E) all rights of Seller, if any, in any land lying in the bed of any existing or proposed street adjacent to the Land, all strips or gores of land adjoining the Land, and any awards made or to be made and any unpaid award for damage to the Land by reason of any change of grade of any such street, road, avenue, alley or passageway (all of which are collectively referred to as the "Appurtenances").

     (b) The Land, the Improvements and the Fixtures are herein collectively called the "Real Property." The Master Declaration, the First Green Space Declaration and the Second Green Space Declaration are herein collectively called the "Declarations." Notwithstanding anything to the contrary set forth in this Section 1, the "Property" shall not include any of the following (the "Confidential Documents"):
          (i) Any agreement or document concerning Seller, but not the Property;

          (ii) Seller's income tax reports and other financial records unrelated to the Property;

          (iii)     Any agreements of Seller that are no longer in effect;

          (iv) Seller's loan documents or other financing agreements that encumber the Property and will be released at or prior to Closing (hereinafter defined in Subsection 9(a)) or that do not encumber the Property;

          (v) All agreements and correspondence between Seller and its legal counsel; and

          (vi) All agreements and correspondence between Seller and its accountants or other service providers that is unrelated to the operation of the Property.

     (c) Notwithstanding anything in this Agreement to the contrary, Seller shall be entitled (but not obligated) to retain possession of, and to utilize for its benefit with respect to any remaining liabilities or potential claims against Seller, copies of all Plans and Business Records for a period no less than ten (10) years after the Closing Date; provided, however, that Seller shall not use such Plans or Business Records to compete with Purchaser in its ownership and operation of the Property.

     Section 2. Purchase Price. The price (the "Purchase Price") for which Seller agrees to sell and convey the Property to Purchaser, and which the Purchaser agrees to pay to Seller, subject to the terms hereof, is the amount of Forty-Seven Million Dollars ($47,000,000), which shall be paid by Purchaser to Seller at Closing as provided in Subsection 9(b). Payment of the Purchase Price shall not be complete until Seller receives payment from the Title Company in the amount of Seller's Net Receipt as provided in Subsection 9(b)(iv).

     Section 3.  Earnest Money.

     (a)  The last party to execute this Agreement shall deliver at least three
(3) fully executed copies of this Agreement to the Title Company (hereinafter defined in Subsection 7(a)). The date on which at least three (3) fully executed copies of this Agreement are received by the Title Company shall be the "Effective Date" of this Agreement, and the Title Company shall provide Seller and Purchaser with written confirmation of the Effective Date and with at least one (1) fully executed copy of this Agreement. Within three (3) Business Days (hereinafter defined in Section 23) after the Effective Date, Purchaser shall deliver to the Title Company, as escrow agent, a certified check payable to the order of the Title Company in the amount of $100,000 (the "Initial Earnest Money"), which the Title Company shall immediately present for payment and deposit in an interest bearing account with an insured financial institution.
If this Agreement is not terminated at or prior to the end of the Inspection Period (hereinafter defined in Subsection 8(c)), then within one (1) Business Day after the end of the Inspection Period, Purchaser shall deliver to the Title Company, as escrow agent, a certified check payable to the order of the Title Company in the amount of $400,000 (the "Additional Earnest Money"), which the Title Company shall immediately present for payment and deposit in the same interest bearing account in which the Initial Earnest Money is held. The Initial Earnest Money and, from and after the date that the Additional Earnest Money is delivered to the Title Company, the Additional Earnest Money shall be referred to hereinafter as the "Earnest Money" for so long as it is held by, or under the control of, the Title Company. In lieu of a certified check, Purchaser may wire any such funds to the Title Company. All interest earned on the Earnest Money shall be taxed to the employer identification number of Purchaser (which is 52-1746059) and shall be added to, and become a part of, the Earnest Money as such interest has accrued and becomes payable without risk of forfeiture to the depository institution. Purchaser agrees to cooperate with the Title Company in all reasonable respects to ensure the timely deposit and investment of the Earnest Money in accordance with the terms of this Agreement.

     (b) The Earnest Money (including all interest earned thereon) shall remain on deposit under the exclusive control of the Title Company until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms. As part of the Closing, the Earnest Money shall be released by the Title Company and applied toward the payment of the Purchase Price otherwise required to be made by Purchaser at the Closing. If the Closing does not occur within the required time due to any reason other than termination of this Agreement by Purchaser pursuant to a right of termination granted to Purchaser under any other Section of this Agreement, then the Earnest Money shall be released by the Title Company and applied in the manner set forth in Section 15.

     (c) This Agreement shall serve as the escrow instructions to the Title Company, when acting in its capacity as escrow agent, and Seller and Purchaser agree to execute such additional and supplementary escrow instructions as may be appropriate to enable the Title Company, acting as escrow agent, to comply with the terms of this Agreement; provided, however, that in the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions, the terms of this Agreement shall control. The Title Company, in its capacity as escrow agent under this Agreement, is not to be held liable for the sufficiency or correctness of the form, manner of execution or validity of any instrument that might be deposited into escrow with the Title Company, nor as to the identity, authority or rights of any person executing the same except as provided in this Agreement, nor the failure of any party other than itself to comply with any provisions of this Agreement or any other agreement, contract or instrument executed pursuant to this Agreement. The Title Company's duties under this Agreement as escrow agent shall be limited to the safekeeping of the money, instruments, or documents received by it as escrow agent and for the discharge of its obligations as escrow agent specified in this Agreement.

     (d) If the Title Company shall be involved in any litigation or controversy between Seller and Purchaser regarding the Earnest Money or any other money, instruments or documents received by it as escrow agent under this Agreement, Seller and Purchaser shall severally hold the Title Company free and harmless against any cost or expense that may be suffered by it by reason of such litigation or controversy, other than due to its negligence or malfeasance. All such costs and expenses shall be paid by the party who does not prevail in such litigation. In addition, the party who prevails shall be indemnified against any cost or expense, including reasonable attorneys' fees (both at trial and on appeal), and replacement of any depletion in the escrow funds, if such funds are ultimately to be paid to the prevailing party. In the event conflicting demands are made, or notices served, upon the Title Company with respect to the Earnest Money, the Title Company shall have, without limitation, the following rights and obligations:

          (i) Withhold and stop all further proceedings in, and performance of, its escrow obligations under this Agreement for a reasonable period of time (not to exceed thirty (30) days) to permit resolution; or

          (ii) File a suit in interpleader and obtain an order from a court of competent jurisdiction requiring the parties to interplead and litigate in such court their several claims and rights amongst themselves. In the event such interpleader suit is brought, and all of the Earnest Money is paid and/or delivered into court, the Title Company shall ipso facto be fully released and discharged from all obligations to perform any and all duties or obligations relative to such funds which are imposed upon it by this Agreement.

     Section 4. Purchaser's Representations and Warranties. Purchaser hereby represents and warrants to Seller (which representations and warranties shall survive until the one (1) year anniversary of the Closing Date) that:

     (a) Authority. Purchaser is a corporation, duly established and validly existing under the laws of the State of Maryland and, as of the Closing Date will be, in good standing under the laws of the State of Virginia, and has all requisite power and authority to enter into this Agreement and to perform its obligations under this Agreement. The execution and delivery of this Agreement by Purchaser and the individual(s) signing below on behalf of Purchaser has been duly authorized. The Agreement and all other agreements contemplated thereby are and will be valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditors' rights and general principles of equity.

     (b) Financial Ability. Purchaser now has or will have as of the Closing Date the financial ability to pay the Purchase Price owed for the Property.

     (c) Litigation. Purchaser has not received written notice of any action, suit or proceeding pending or threatened against Purchaser which would adversely affect its ability to consummate the transactions contemplated by this Agreement. Purchaser is not the debtor in any bankruptcy proceeding.

     Section 5. Seller's Representations and Warranties. Seller hereby represents and warrants to Purchaser (which representations and warranties shall survive until the one (1) year anniversary of the Closing Date) that:

     (a)  Title.    Seller now has or will have on the Closing Date indefeasible title in fee simple to the Land, free and clear of all Lien Encumbrances (hereinafter defined in Subsection 7(c)), but subject to all other liens and encumbrances.

     (b) Authority. Seller is a partnership, duly established and validly existing under the laws of the State of Virginia, and has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Seller and the individual(s) signing below on behalf of Seller have been duly authorized. The Agreement and all other agreements contemplated thereby are and will be valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditors' rights and general principles of equity.

     (c) No Condemnation. Seller has not received any written notice of any pending or contemplated condemnation, eminent domain or similar proceeding with respect to all or any portion of the Real Property.

     (d) Compliance. Seller has not received written notice from any governmental authority of any violations, which remain uncured, of any federal, state, county or municipal laws, ordinances, orders, codes or regulations affecting the Property (including without limitation those relating to zoning and the Americans With Disabilities Act) applicable to the ownership or operation of the Property. Seller has not received from any insurance company or Board of Fire Underwriters any written notice of any defect or inadequacy, which remains uncured, in connection with the Property or its operation.

     (e) Litigation. Seller has not received written notice of any action, suit or proceeding pending or threatened against Seller arising out of Seller's ownership, management or operation of the Property or against the Property, except for those set forth on Schedule 2 attached hereto.

     (f) Leases. A list of all of the tenants that are a party to the Leases in effect on the date of this Agreement is attached hereto as Schedule 3. To Seller's knowledge, Seller has delivered to Purchaser a true and correct copy of each of the Leases (including all amendments and modifications thereto) in effect on the date of this Agreement that are in the possession of Seller or of Seller's property manager, LPC Commercial Services, Inc. ("LPC"), and there are no unwritten understandings between Seller and any tenant under any of the Leases which vary in any material manner the obligations of Seller or such tenant under its Lease, all except as disclosed in this Agreement or in the Property information delivered to Purchaser on or before the date hereof and listed on Schedule 9 attached hereto. Seller is, or as of the Closing Date will be, the sole owner and holder of the lessor's interest under each of the Leases. No base rent or estimated monthly payment of Additional Rents (hereinafter defined in Subsection 9(d)(iii)) has been paid by any tenant under its Lease for more than thirty (30) days in advance of its due date under the Lease, except as disclosed in this Agreement or in the Property information delivered to Purchaser on or before the date hereof and listed on Schedule 9 attached hereto. Seller has not sent during the twelve-month period preceding the date of this Agreement any written notice of default to any tenant under any Lease, which default remains uncured, except with respect to those matters listed on Schedule
2. To Seller's knowledge, there are no unpaid commissions currently owed or payable in the future to any broker under the Leases, except for those disclosed in any of the Leases or listed on Schedule 5 attached hereto.

     (g) Service Contracts. A list of all the service providers that are a party to the Service Contracts in effect on the date of this Agreement is attached hereto as Schedule 4. Seller has not sent during the twelve-month period preceding the date of this Agreement any written notice of default to any service provider under any of the Service Contracts, which default remains uncured. To Seller's knowledge, Seller has not received during the twelve-month period preceding the date of this Agreement any written notice of Seller's default under any of the Service Contracts, which default remains uncured.

     (h) Taxes and Assessments. To Seller's knowledge, all real property taxes relating to the Real Property and all Seller's personal property taxes relating to the Property, excepting those for the current tax year which are not yet overdue (i.e., which are still payable without interest or penalty), have been paid in full. To Seller's knowledge, Seller has not received any written notice from any governmental authority during the twelve-month period preceding the date of this Agreement of any current, pending or anticipated special assessment or governmental charge against the Real Property, except as disclosed in this Agreement or in the Property information delivered to Purchaser on or before the date of this Agreement and listed on Schedule 9 attached hereto.

     (i) Employees. Seller does not employ any persons in connection with its ownership and operation of the Property, and Purchaser shall have no obligation to continue to employ any persons presently employed by LPC at the Property.

     (j) Leases of Equipment. No material portion of the Equipment or Fixtures is leased by the Seller as lessee.

     (k) Declarations and Other Project Development Matters. Seller is, or as of the Closing Date will be, the sole "Declarant" under each of the Declarations. Seller during the twelve-month period preceding the date of this Agreement has not sent any notice of default to, or filed any lien for unpaid assessments against, any Owner (as defined in the Master Declaration), which default or lien remains uncured. To Seller's knowledge, Seller has not received during the six-month period preceding the date of this Agreement any written notice of a default by Seller under any of the Declarations or under any other covenant, condition, restriction, right-of-way or easement binding on the Real Property, which default remains uncured, except with respect to those matters listed on Schedule 6 attached hereto. Seller is not currently engaged in the negotiation, execution or recording of any new, or amendments to the existing, declarations, covenants, conditions, restrictions, rights-of-way or easements binding or to be binding on the Real Property (not including any Leases or New Leases) except with respect to those matters listed on Schedule 6 attached hereto.

     (l) Physical Condition. To Seller's knowledge, there are no material structural defects in the Improvements or repairs required to be made to the Improvements, Fixtures and Personal Property (including without limitation plumbing equipment, HVAC, electric wiring and fixtures, gas distribution system, water and sewage systems, and security systems) to bring them into working order and condition as required under the applicable Leases, except for (i) the Retaining Wall Work (hereinafter defined in Subsection 8(e)), (ii) the repair of the broken sewer main connection described on Schedule 6 attached hereto, and
(iii) any defects or required repairs that are not material. For purposes of this Subsection 5(l), "material" shall mean any particular defect or repair that would cost more than $10,000 to complete based on the median of three independent bids by licensed and bonded companies in the area of the Real Property capable of doing such work.

     (m)  Current Rent Roll.  To Seller's knowledge, the rent roll attached as
Schedule 8 hereto is true and correct in all material respects.

     (n) Environmental. To Sellers knowledge, Seller, during the period of time that Seller has been indirectly owned and controlled by Skopbank, has not
(i) engaged in any operations or activities upon the Real Property or any portion thereof for the purpose of, or in any way principally involving, the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Materials (whether legal or illegal, accidental or intentional) on, under, in or about the Real Property, or
(ii) transported any Hazardous Materials to, from or across the Real Property; except in all cases in material compliance with the Environmental Requirements and only in the course of legitimate business operations at the Real Property (which shall not include any business primarily devoted to the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of Hazardous Materials). To Seller's knowledge, Seller has not received during the twelve-month period preceding the date of this Agreement written notice from any governmental authority that (i) any Hazardous Materials have been handled, manufactured, treated, stored, used, generated, released, discharged, refined, dumped or disposed of on, in or under the Real Property or any portion thereof in violation of any Environmental Requirements, (ii) any Hazardous Materials have migrated from the Real Property upon or beneath other properties, or (iii) any Hazardous Materials have migrated or threaten to migrate from other properties upon, about or beneath the Real Property.

     "Environmental Requirements" shall mean all applicable present statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises and similar items, of all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, states and political subdivisions thereof and all applicable judicial and administrative and regulatory decrees, judgments and orders relating to the protection of human health or the environment, including, without limitation: (i) all requirements, including but not limited to those pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, releases or threatened releases of "Hazardous Materials," chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature, into the air, surface water, ground water or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials, or wastes, whether solid, liquid or gaseous in nature; and (ii) all requirements pertaining to the protection of the health and safety of employees or the public.

     "Hazardous Materials" shall mean (i) any flammable, explosive or radioactive materials, hazardous wastes, toxic substances or related materials including, without limitation, substances defined as "hazardous substances," "hazardous materials," "toxic substances" or "solid waste" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sec. 9601, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C.
Section 1801, et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq.; and in the regulations adopted and publications promulgated pursuant to said laws; (ii) those substances listed in the United States Department of Transportation Table (49 C.F.R. 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 C.F.R. Part 302 and amendments thereto); (iii) those substances defined as "hazardous wastes," "hazardous substances" or "toxic substances" in any similar federal, state or local laws or in the regulations adopted and publications promulgated pursuant to any of the foregoing laws or which otherwise are regulated by any governmental authority, agency, department, commission, board or instrumentality of the United States of America, the State of Virginia or any political subdivision thereof, (iv) any pollutant or contaminant or hazardous, dangerous or toxic chemicals, materials, or substances within the meaning of any other applicable federal, state, or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended; (v) petroleum or any by-products thereof; (vi) any radioactive material, including any source, special nuclear or by-product material as defined at 42 U.S.C. Sections 2011 et seq., as amended, and in the regulations adopted and publications promulgated pursuant to said law; (vii) asbestos in any form or condition; and (viii) polychlorinated biphenyls.

     (o) Seller's Knowledge. The phrase "To Seller's knowledge" as used in this Section 5 shall be limited to, and based solely on, the current and actual knowledge at the time of the statement, without any duty to make any further investigations or examinations of any of Seller's or LPC's files and records, of
J. Paul Price, Paul H. Gottwald, and Lisa B. Cunniff ("Seller's Agents"), who Seller represents and warrants are the employees of LPC and the representatives of Seller most familiar with, and responsible for, the Property.

     (p) No Other Representations or Warranties. OTHER THAN THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS SECTION 5 OR IN ANY LANDLORD ESTOPPEL (HEREINAFTER DEFINED IN SUBSECTION 6(e)) AND THE SPECIAL WARRANTY TO BE MADE IN THE DEED TO BE DELIVERED BY SELLER AT THE CLOSING, PURCHASER ACKNOWLEDGES AND AGREES THAT SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (I) THE VALUE, NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, (II) THE INCOME TO BE DERIVED FROM THE PROPERTY, (III) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY ELECT OR DESIRE TO CONDUCT THEREON, (IV) THE COMPLIANCE OF THE SELLER WITH REGARD TO THE PROPERTY OR THE PROPERTY ITSELF WITH ANY LAWS, ORDINANCES, ORDERS, CODES, REGULATIONS OR REQUIREMENTS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, (V) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, (VI) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY, OR (VII) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY INCLUDING THE EXISTENCE IN, UNDER, ON, OR ADJACENT TO THE
PROPERTY OF HAZARDOUS MATERIALS OR PROTECTED NATURAL CONDITIONS OR PLANT OR ANIMAL SPECIES, WHICH WOULD OR COULD IMPOSE LIABILITY ON PURCHASER OR RESTRICT OR HINDER DEVELOPMENT OF THE PROPERTY. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTY, PURCHASER IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER AND AT THE APPLICABLE CLOSING AGREES TO ACCEPT THE PROPERTY AND WAIVE ALL OBJECTIONS OR CLAIMS AGAINST SELLER (INCLUDING, BUT NOT LIMITED TO, ANY RIGHT OR CLAIM OF CONTRIBUTION) ARISING FROM OR RELATED TO THE PROPERTY OR TO ANY HAZARDOUS MATERIALS OR PROTECTED NATURAL CONDITIONS OR PLANT OR ANIMAL SPECIES ON OR ADJACENT TO THE PROPERTY, OTHER THAN AS MAY ARISE FROM A VIOLATION OF SELLER'S AGREED REPRESENTATIONS AND WARRANTIES. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION PROVIDED OR TO BE PROVIDED WITH RESPECT TO THE PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION EXCEPT AS
SET FORTH IN THIS SECTION 5.   SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY
ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY, OR THE OPERATION THEREOF, FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON, OTHER THAN AS SET FORTH IN THIS
SECTION 5. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT, SUBJECT TO PURCHASER'S RELIANCE ON SELLER'S REPRESENTATIONS AND WARRANTIES SET FORTH IN THE FIRST SENTENCE OF THIS SUBSECTION 5(k), TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN "AS IS" CONDITION AND BASIS WITH ALL FAULTS. IT IS UNDERSTOOD AND AGREED THAT THE PURCHASE PRICE HAS BEEN ADJUSTED BY PRIOR NEGOTIATION TO REFLECT THAT ALL OF THE PROPERTY IS SOLD BY SELLER AND PURCHASED BY PURCHASER SUBJECT TO THE FOREGOING. THE PROVISIONS OF THIS SUBSECTION SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT AND THE CLOSING.

     (q) Updates. Within five (5), but not less than one (1), Business Days prior to the end of the Inspection Period, Seller agrees to deliver to Purchaser a restatement of the representations and warranties of Seller set forth in this
Section 5, updated to reflect the status of the information set forth in such representations and warranties as of the date such restatement is sent by Seller to Purchaser, which restated representations and warranties shall have the same force and effect and be subject to the same limitations on Seller's representations and warranties as set forth in this Section 5. Notwithstanding anything in this Agreement to the contrary, if Purchaser sends notice to Seller of its acceptance of the Property in accordance with Subsection 8(c), Purchaser by giving such acceptance notice shall have forever waived and released Seller from each breach by Seller of any representation or warranty made by Seller in or under this Section 5 of which Purchaser had actual knowledge prior to the end of the Inspection Period.

     Section 6.  Seller's Covenants.

     (a) Seller hereby promises and covenants to Purchaser that, from the Effective Date until the Closing Date, Seller (i) shall maintain the Property in a good and businesslike manner in accordance with commercially reasonable business practices and shall not commit or permit to be committed any waste to the Property, (ii) shall not remove, without the prior written consent of Purchaser, any Improvement, Fixture or Equipment from the Land unless it is replaced with an item of at least equal value that is properly suited for its intended purpose, and (iii) shall keep in full force and effect all fire and extended coverage and liability insurance owned by Seller and currently covering the Property, which policies Seller may terminate as of the Closing Date or at any time thereafter.

     (b) Seller hereby promises and covenants to Purchaser that, from the end of the Inspection Period until the Closing Date, Seller shall not enter into any agreement or take any action without the prior written consent of Purchaser (unless otherwise permitted under the terms of this Agreement) that would (i) constitute a further encumbrance of the Property, including, without limitation, entering into, modifying, amending or terminating any Lease or (ii) be outside the normal scope of maintaining and operating the Property, including, without limitation, entering into, modifying, amending or terminating any Service Contract that is not terminable without penalty on thirty (30) days or less written notice. If Seller takes any of the foregoing actions from the Effective Date until the end of the Inspection Period without the prior written consent of Purchaser, Seller shall give Purchaser written notice of such action taken by Seller at least three (3) Business Days prior to the end of the Inspection Period. Notwithstanding the foregoing, Seller may not enter into, after the Effective Date, (i) any binding commitment or other agreement to sell any portion of the Real Property to any person other than Purchaser or (ii) without the prior written consent of Purchaser, any New Lease other than a New Lease with Potomac Retail Enterprises, Inc., Blinds to Go (U.S.), Inc. or any affiliate of either.

     (c) If Seller, as permitted in Subsection 6(b) above, enters into any Leases, or if there is any extension or renewal of any Leases, whether or not such Leases provide for their extension or renewal, or any expansion or modification of any Leases, in each case subsequent to February 7, 1997 (each a "New Lease"), Seller shall keep accurate records of all expenses incurred by Seller subsequent to February 7, 1997 in connection with each New Lease (collectively, "New Lease Expenses"), including, without limitation, the following: (i) brokerage commissions and fees relating to such leasing transaction, (ii) expenses incurred for repairs, improvements, equipment, painting, decorating, partitioning and other items to satisfy the tenant's requirements with regard to such leasing transaction, including any reimbursements to the tenant for the cost of any of the foregoing, (iii) legal fees for services in connection with the preparation of documents and other services rendered in connection with the effectuation of the leasing transaction, provided, however, that the legal fees in regard to the New Leases for Potomac Retail Enterprises, Inc., Blinds to Go (U.S.), Inc. or any affiliate of either shall not exceed $15,000 in the aggregate for both New Leases, (iv) rent concessions relating to the demised space provided the tenant has the right to take possession of such demised space during the period of such rent concessions, and (v) expenses incurred for the purpose of satisfying or terminating the obligations of a tenant under a New Lease to the landlord under another lease (whether or not such other lease covers space in the Real Property). At least three (3) Business Days prior to the end of the Inspection Period, Seller shall notify Purchaser of the amount and purpose of the anticipated New Lease Expenses for each New Lease entered into by Seller prior to the end of the Inspection Period.

     (d) Notwithstanding anything to the contrary contained in this Agreement, Seller reserves the right, but is not obligated, to institute prior to the end of the Inspection Period summary proceedings against any tenant or to terminate any Lease as a result of a default by the tenant thereunder prior to the end of the Inspection Period, provided Purchaser is given written notice thereof at least three (3) Business Days prior to the institution of such proceedings or the termination of the Lease by Seller. Seller makes no representations and assumes no responsibility with respect to the continued occupancy of the Real Property or any part thereof by any tenant. The removal of a tenant whose Lease has been terminated or against which summary proceedings have been instituted by Seller prior to the end of the Inspection Period as provided above, whether by summary proceedings or otherwise prior to the Closing Date, shall not give rise to any claim on the part of Purchaser. From and after the Inspection Period until the Closing Date, Seller shall not institute any summary proceedings against tenant or terminate any Lease without Purchaser's prior written approval. Further, Purchaser agrees that, except as set forth in Subsections 8(c) and 9(e), it shall not be grounds for Purchaser's refusal to close this transaction that any tenant is a holdover tenant or in default under its Lease on the Closing Date and Purchaser shall accept title subject to such holding over or default without credit against, or reduction of, the Purchase Price.

     (e) Promptly after the Effective Date, Seller agrees to request and diligently pursue obtainment of, prior to the end of the Inspection Period, an estoppel certificate in the form hereinafter required by this Subsection 6(e) (an "Estoppel Certificate") from each tenant and guarantor under a Lease, but in no event shall it be deemed to be an obligation of Seller under this Agreement to obtain executed Estoppel Certificates from any of the tenants or guarantors under the Leases. The Estoppel Certificates shall be in the form annexed hereto as Exhibit I and shall be completed by Seller with the relevant information from the respective Leases; provided, however, if any tenant is required or permitted under its Lease at its election to provide less information or to otherwise make different statements in a certificate of such nature than are set forth in
Exhibit I annexed hereto, then prior to requesting an Estoppel Certificate from such tenant, Seller may modify the Estoppel Certificate for such tenant to set forth only the minimum statements, if any (as reasonably determined by Seller), required under such tenant's Lease to be made by such tenant in such a certificate. Concurrently with Seller's delivery to any tenant or guarantor under a Lease of an Estoppel Certificate for such tenant's or guarantor's review and execution, Seller shall send a duplicate copy of the Estoppel Certificate to Purchaser. Within two (2) Business Days of Seller's receipt of any executed Estoppel Certificate from any tenant or guarantor under a Lease, Seller shall deliver it to Purchaser. Subject to Section 9(e) hereof, if any tenant has not executed and delivered to Seller an Estoppel Certificate by the Closing Date (other than a tenant who is a party to any proceeding listed on Schedule 2), Seller shall complete an Estoppel Certificate on behalf of such tenant (but not on behalf of any guarantor) showing no material changes or differences from the form of Estoppel Certificate required pursuant to this Subsection 6(e) or from the terms of the applicable Lease or the Confidential Information delivered to Purchaser prior to the end of the Inspection Period (a "Landlord Estoppel") and shall deliver same to Purchaser no later than one (1) Business Day prior to the Closing Date. Representations by Landlord set forth in any Landlord Estoppel shall constitute a Seller representation for all purposes hereunder and, accordingly, shall be subject to all limitations on Seller's representations (including, without limitation, those relating to survivability and Seller's liability with respect thereto) as set forth in Section 5 and otherwise in this Agreement; provided, however that any Landlord Estoppel for a particular Lease shall be rendered null and void by Purchaser's receipt of an Estoppel Certificate from the tenant of such Lease which complies with the terms of this Subsection 6(e) and shows no material changes or differences from the terms of the applicable Lease or Confidential Information delivered to Purchaser prior to the end of the Inspection Period.

     (f) For a period of one-year after the Closing Date, Seller shall authorize each of Seller's Agents, for so long during such period as he or she remains in the employment of LPC and LPC remains the asset manager for Seller or Skopbank, to cooperate with Purchaser in all reasonable respects (as determined by Seller in its sole discretion). The terms of this Subsection 6(f) shall survive the Closing under this Agreement.

     (g) Seller shall retain sole responsibility for completion of all matters set forth on Schedule 6, at Seller's sole cost and expense. The terms of this Subsection 6(g) shall survive the Closing under this Agreement.

     Section 7.  Title Commitment and Survey.

     (a) On or before twenty (20) days from the Effective Date, Seller shall deliver or cause to be delivered to Purchaser the following:

          (i) Commitment to Purchaser for an ALTA Owner Policy of Title Insurance (the "Title Commitment") from Chicago Title Insurance Company, acting through its offices at 1129 20th Street, N.W., Suite 100, Washington, D.C., 20036, Attn: Mr. Christopher R. Clarke (the "Title Company"), dated on or after February 7, 1997, setting forth the Title Company's opinion of the status of the title of the Real Property as affected by all recorded liens, claims, encumbrances, easements, rights-of-way, reservations, restrictions, and any other matters recorded in the Land Records; and

          (ii) A true, complete, and legible copy of all recorded documents referred to in the Title Commitment, including, but not limited to, deeds, lien instruments, plats, reservations, restrictions, and easements (the "Title Documents").

     (b) On or before twenty (20) days from the Effective Date, Seller shall deliver or cause to be delivered to Purchaser an ALTA survey meeting the 1992 Minimum Standard Detail Requirements for ALTA/ASCM Land Title Surveys (the "Survey") prepared by a licensed surveyor acceptable to the Title Company (the "Surveyor"), which Survey, as certified by the Surveyor to Seller, Purchaser and the Title Company in a form reasonably acceptable to Purchaser, at least shall
(i) reflect the Surveyor's professional opinion of the actual dimensions of, and area within, the Land, the location of any easements, setback lines, encroachments, or overlaps thereon or thereover, and outside boundary lines of all the Improvements and the square footage and elevation of each of the buildings within the Improvements, (ii) identify all easements, set-back lines, and other locatable matters referred to as exceptions to coverage in the Title Commitment, by book and page reference, (iii) include the Surveyor's registered number and seal and the date of the Survey, (iv) be sufficient to cause the Title Company, at the sole election and expense of Purchaser, to delete the printed exception for "encroachments, overlaps, boundary lines disputes, or other matters which would be disclosed by an accurate survey or inspection of the land" in the Owner Title Policy to be delivered pursuant to the Title Commitment, (v) reflect the Surveyor's professional opinion of the area of the Land, if any, within a special flood hazard area or zone as shown on the applicable federal flood insurance map for the respective area in which the Land is located, (vi) locate all interior lot lines of the Land, (vii) reflect and count all marked parking spaces, and (viii) show the zoning classification currently assigned by the applicable governmental authorities to any portion of the Real Property and the area of the Property to which such classification applies. Seller shall ensure that a copy of the Survey is delivered to the Title Company at the same time that it is delivered to Purchaser.

     (c) Purchaser shall have fifteen (15) days from its receipt of the last to arrive of the Title Commitment, the Title Documents and the Survey (the "Title Review Period") to examine same and such other information regarding Seller's title to any portion of the Property that Purchaser may elect to obtain and to specify to Seller and the Title Company in writing those items affecting Seller's title to the Property that Purchaser finds objectionable (the "Encumbrances") and specifying Purchaser's desired cure of each such Encumbrance. Any matter or exception reflected on the Title Commitment (including in any of the Title Documents), on the Survey or in any UCC financing statement, taxes, judgment lien, or bankruptcy information report regarding Seller's title to the Property that Purchaser could have obtained during the Title Review Period (the "Other Title Reports"), and not objected to by Purchaser as an Encumbrance, shall be conclusively considered to be a "Permitted Encumbrance." If Purchaser does not deliver to Seller a written notice specifying those items which are Encumbrances on or before the expiration of the Title Review Period, then all of the items reflected on the Title Commitment (including in any of the Title Documents), on the Survey or in any of the Other Title Reports shall be conclusively considered to be Permitted Encumbrances, except for the following items (the "Lien Encumbrances"): (i) any judgment liens arising from matters other than those set forth on Schedule 2, (ii) any liens for unpaid taxes against Seller, except to the extent such taxes are not yet due and payable, (iii) any mechanics or materialmen's liens arising from work performed for Seller prior to Closing, (iv) deeds of trust securing financing placed upon the Property by Seller or any of its predecessors in title to the Property or (v) any encumbrances placed upon the Property by Seller in violation of Subsection 6(b). None of the Lien Encumbrances shall be considered Permitted Encumbrances, and Seller agrees to cause all Lien Encumbrances to be removed of record or from the Title Commitment before or simultaneously with the Closing. Seller shall have the right, but not the obligation except for the Lien Encumbrances, to cure or remove all Encumbrances prior to the Closing Date, provided, however, that Seller shall notify Purchaser in writing, within ten
(10) days following Seller's receipt of the Encumbrances list, of those Encumbrances that Seller is unwilling to attempt to cure.

     (d) If Seller gives Purchaser written notice within the required 10-day period that Seller is unwilling to attempt to cure any or all of the Encumbrances, Purchaser shall have the following exclusive rights and remedies:

          (i) Purchaser may terminate this Agreement by giving Seller and the Title Company written notice of termination within ten (10) days after Purchaser's receipt of Seller's notice, in which event the Initial Earnest Money shall be returned to Purchaser and neither party shall have any further rights, duties or obligations hereunder, other than the indemnification rights and other matters set forth herein which expressly survive the termination of this Agreement; or
          (ii) Purchaser may elect to purchase the Property subject to the Encumbrances that Seller is unwilling to attempt to cure, which (other than the Lien Encumbrances) shall become Permitted Encumbrances after such election by Purchaser.

The failure of Purchaser to elect option (i) above in the manner and within the time required shall conclusively be an election of option (ii) above.

     (e) If Seller elects to attempt to cure any of the Encumbrances other than the Lien Encumbrances, and if Seller fails to cause all such Encumbrances to be removed or cured on or prior to the Closing Date, Purchaser shall have the following exclusive rights and remedies:

          (i) Purchaser may terminate this Agreement by giving Seller and the Title Company written notice of termination on the Closing Date, in which event the Earnest Money shall be returned to Purchaser and neither party shall have any further rights, duties or obligations hereunder, other than the indemnification rights and other matters set forth herein which expressly survive the termination of this Agreement; or

          (ii) Purchaser may elect to purchase the Property subject to the Encumbrances not so removed or cured, which (other than the Lien Encumbrances) shall become Permitted Encumbrances after such election by Purchaser.

The failure of Purchaser to elect option (i) above in the manner and within the time required shall conclusively be an election of option (ii) above.

     Section 8.  Inspection of Property and Property Information.

     (a) Seller agrees that from the Effective Date and for so long as this Agreement has not been terminated in accordance with its terms up to the Closing Date (i) Purchaser and its designated representatives shall have access to the Property for the purpose of conducting tenant interviews, making engineering studies, taking soil samples or conducting other studies, inspections or investigations as desired by Purchaser, in its sole discretion, with respect to the Property ("Purchaser's Work"), subject only to the Access Conditions (hereinafter defined in Subsection 8(b)) and (ii) Seller will make good faith efforts upon Purchaser's reasonable request to provide Purchaser with relevant or necessary information with respect to the Property owned by such party that is currently in the possession of Seller or LPC other than the Confidential Documents, including, without limitation, requesting such information from any consultant of Seller or LPC named by Purchaser as a person who may have copies of such information. Notwithstanding the foregoing, to the extent same are in Seller's or LPC's possession, Seller will deliver copies to Purchaser, upon Seller's execution of this Agreement, of the following documents: (A) Phase I Environmental Report, soils and hazardous materials reports, roofing reports, termite reports, engineering studies, topographical maps, and other reports, studies, maps, and analysis with respect to physical aspects of the Property;
(B) a copy of 1995 and 1996 property tax statements and assessed value notices and paid real estate tax bills; (C) current insurance policies pertaining to the Property; (D) all certificates of occupancy issued by Prince William County, Virginia with respect to use and occupancy of the Property; (E) a copy of all Leases for the tenants listed on Schedule 3, and related rent rolls and sales reports; (F) a copy of plans of all buildings and other material improvements of the Property; (G) a copy of all Service Contracts for the service providers listed on Schedule 4; and (H) a complete copy of the Retaining Wall Plans (hereinafter defined in Subsection 8(e)). Seller shall authorize all persons hired by Seller to manage the Property (including, without limitation, LPC) to cooperate with Purchaser in all reasonable respects. Seller shall not have any obligation to obtain any information, reports or permits not currently in Seller's or LPC's possession, but shall reasonably cooperate with Purchaser to enable Purchaser to obtain the same (other than the Confidential Documents) in Seller's name, as applicable, but at Purchaser's sole cost and expense. Purchaser shall hold in strict confidence and shall not disclose, nor will it permit any of its representatives, employees or agents to disclose, to any third party prior to Closing any information, studies, analyses, brochures, documents or other papers (i) obtained from Seller or any of its agents or representatives (including, without limitation, LPC) or (ii) otherwise received or gathered by Purchaser from its inspection, investigation or evaluation of the Property or of Seller's or any of its agents' or representatives' books and records (collectively, "Confidential Information"), except as required by Purchaser for the purpose of evaluating the Property and completing the transaction contemplated by this Agreement. Upon the termination of this Agreement prior to the Closing, Purchaser shall deliver to LPC all Confidential Information (whether received from Seller or LPC or obtained at Purchaser's expense, but excluding and eliminating from all such Confidential Information all proprietary information relating to Purchaser), free of any charge or cost to Seller or LPC. Purchaser shall provide LPC with at least one (1) Business Day prior notice of, and shall allow LPC a reasonable opportunity to participate in, any conversations, meetings, notices, communications or other contact by Purchaser or its agents or representatives with any and all employees of tenants under the Leases working at the Real Property, service providers under the Service Contracts, owners subject to the Master Declaration, or governmental authorities concerning the Property.

     (b) Purchaser's right of access to the Property under this Section 8 or otherwise shall in all events be subject to the following conditions, each of which are hereby agreed to by Purchaser (the "Access Conditions"):

          (i) Purchaser shall be responsible for, and shall obtain for itself, and shall assure that each of its contractors, consultants, agents and professionals engaged to enter upon the Property to perform any of Purchaser's Work has obtained, a standard form of comprehensive commercial general liability insurance coverage (the "Primary Insurance Coverage") reasonably satisfactory to LPC covering Seller, LPC and Skopbank for, all insurable matters arising in connection with or incident to such Purchaser's Work or the presence on the Property by Purchaser or Purchaser's representatives, agents, contractors, consultants, employees, servants or licensees. Purchaser shall provide proof of such Primary Insurance Coverage to LPC upon LPC's request therefor.

          (ii) Purchaser covenants and agrees to pay for all studies, reports, investigations and inspections undertaken by Purchaser with respect to the Property or arising from Purchaser's Work, to pay all persons who perform labor on the Property with respect to Purchaser's Work, and not to permit or suffer any mechanic's or materialman's lien of any kind or nature to be enforced against the Property or any portion thereof for or with respect to any Purchaser's Work. Purchaser shall be responsible for the costs and expenses of all Purchaser's Work commissioned by or for Purchaser with respect to the Property or any portion thereof.

          (iii) Purchaser shall, as soon as possible and at Purchaser's sole cost and expense, restore the Property where Purchaser or Purchaser's representatives, agents, contractors, servants or licensees have performed any of Purchaser's Work to substantially the same condition it was in prior to such Purchaser's Work, and Purchaser is hereby granted the right to enter the Property for that purpose provided LPC is given at least one (1) Business Day prior written notice of the date, time and purpose of such entry.

          (iv) Neither Seller, LPC nor Skopbank shall be liable in any way to Purchaser or to its designated representatives or to any other person entering upon the Property at the invitation of Purchaser (each a "Purchaser Authorized Entrant") for any injury to person or damage to property on or about the Property caused by any Purchaser Authorized Entrant's operations or actions on or with regard to the Property or caused to such Purchaser's Authorized Entrant or its property due to the Property being out of repair or in a dangerous condition, and Purchaser expressly agrees to release Seller, LPC and Skopbank from any and all such liability to the fullest extent allowed by applicable law. Purchaser agrees to indemnify Seller, LPC and Skopbank and its partners, affiliates, agents and representatives (each an "Indemnified Party") and to hold each Indemnified Party harmless from any personal injury or property damage caused by or to any Purchaser Authorized Entrant on or with respect to the Property and from any liability, loss or expense incurred by any Indemnified Party due to a third party claim or proceeding arising from same or from any other action of any Purchaser Authorized Entrant on or in regard to the Property or the Purchaser's Work; provided, however, that the foregoing indemnity shall apply only to the extent that the Indemnified Party is not held harmless by the Primary Insurance Coverage or by any other insurance coverage maintained by or for the benefit of the Indemnified Party with respect to the Property, unless this limitation on Purchaser's indemnity would void or otherwise limit such insurance coverage otherwise available to the Indemnified Party. THESE LIMITATIONS ON INDEMNIFIED PARTY'S LIABILITY AND INDEMNITIES IN FAVOR OF INDEMNIFIED PARTIES SHALL APPLY WITH FULL FORCE AND EFFECT TO THE MAXIMUM EXTENT ALLOWED BY APPLICABLE LAW EVEN IF SELLER, LPC, SKOPBANK OR SUCH OTHER INDEMNIFIED PARTY IS CONTRIBUTORILY OR WHOLLY NEGLIGENT, BUT NOT IF THE INDEMNIFIED PARTY IS GROSSLY NEGLIGENT OR IS FOUND GUILTY OF INTENTIONAL MISCONDUCT.

     (c) Purchaser shall have the right from the Effective Date until 6:00 p.m., Washington, D.C. time, on the sixtieth (60th) day following the Effective Date (the "Inspection Period") to inspect the Property under the terms of this
Section 8 to determine its feasibility for the intended use of the Property by Purchaser, including, but not limited to, the terms of the Leases and Service Contracts, administration of the Declarations, lot size, economic feasibility, physical characteristics, site planning, zoning, traffic access, regulatory requirements and the existence of hazardous materials, natural conditions or protected species. Should Purchaser's inspection during the Inspection Period disclose that the Property is adequate for Purchaser's intended use, as determined by Purchaser in its sole discretion, Purchaser will notify Seller and the Title Company in writing of such determination and its election not to terminate this Agreement prior to the end of said Inspection Period. In the event Purchaser fails to send such acceptance notice to Seller and the Title Company before the end of the Inspection Period, this Agreement shall terminate as of 6:01 p.m., Washington, D.C. time, on the last day of the Inspection Period, all of the Initial Earnest Money shall be returned to Purchaser by the Title Company and neither party shall have any further rights, duties or obligations hereunder, other than the indemnification rights and other matters set forth herein which expressly survive the termination of this Agreement. In the event Purchaser, before the end of the Inspection Period, sends notice of acceptance to Seller under this Subsection 8(c), Purchaser shall have no further rights to terminate this Agreement for any condition of the Property except for the specific termination rights granted to Purchaser in other Sections of this Agreement.

     (d) Prior to the end of the Inspection Period, Purchaser shall give Seller written notice of those Service Contracts in effect in respect of the Property as of the Effective Date (or entered into by Seller during the Inspection Period pursuant to the terms of Section 6(b) hereof) that Purchaser, in its sole discretion, agrees to assume at the Closing, which Service Contracts thereafter shall be deemed to be the only "Service Contracts." If Purchaser fails to give such notice to Seller prior to the end of the Inspection Period, Purchaser shall have elected to assume all of the Service Contracts at the Closing.

     (e) Purchaser and Seller acknowledge and agree that certain work needs to be done on Parcel E of the Real Property for the benefit of the Improvements on Parcel B-1-B of the Real Property, consisting of relocating or redirecting the stream bed, correcting erosion, and creating a 3-to-1 slope to stabilize the existing retaining wall on Parcel E to a safety factor of between 1.3 and 1.5 (the "Retaining Wall Work"). The plans and specifications describing the extent of the Retaining Wall Work that Seller is willing to undertake are described on
Schedule 7 attached hereto (the "Retaining Wall Plans"), which have not been approved by Purchaser as of the Effective Date. Purchaser shall have ten (10) Business Days from the Effective Date to review the Retaining Wall Plans and to send Seller written notice of either Purchaser's approval or rejection of the Retaining Wall Plans; and if Purchaser fails to send such notice to Seller within the required time period, Purchaser will be deemed conclusively to have approved the Retaining Wall Plans. If Purchaser timely rejects the Retaining Wall Plans, Seller shall not proceed with the Retaining Wall Work and Purchaser shall be entitled to receive a reduction in the Purchase Price (the "Purchase Price Reduction") in an amount equal to the cost of performing the Retaining Wall Work in accordance with the Retaining Wall Plans based on the bid for such work given to Seller by Coastal Design Inc. or by another company selected by Seller and approved by Purchaser as the general contractor for the Retaining Wall Work (which bid must certify that such contractor is ready, willing and able to complete the Retaining Wall Work in accordance with the Retaining Wall Plans at the bid price). If Purchaser timely approved (or is deemed to have approved) the Retaining Wall Plans, (i) Seller shall apply for necessary governmental permits and otherwise proceed with the Retaining Wall Work within thirty (30) days of receipt of Purchaser's approval, and Seller and its agents are hereby granted the right to enter the Property after the Closing for the purpose of timely completing the Retaining Wall Work, (ii) at Closing an amount equal to 110% of Seller's contract price for the uncompleted Retaining Wall Work (the "Holdback Amount") shall be retained from the Purchase Price and deposited into escrow with the Title Company, as escrow agent, who shall deposit the Holdback Amount in an interest bearing account with an insured financial institution with all interest earned thereon being taxable to the employer identification number of Seller, (iii) Seller shall ensure that the Retaining Wall Work is fully completed at Seller's sole cost and expense in accordance with the Retaining Wall Plans in all material respects within the one-year period following the Closing Date, (iv) upon the Title Company's receipt of (A) a certification by a licensed engineer selected by Seller and approved by Purchaser (which approval may not be unreasonably denied) prior to the end of the Inspection Period that the terms of clause (iii) above have been satisfied,
(B) an assignment by Seller to Purchaser of all warranties and claims for proper performance of the Retaining Wall Work received or held by Seller, and (C) a final and complete lien release from the general contractor for the Retaining Wall Work and such other materialmen or laborers as required by the Title Company to issue an endorsement to Purchaser's title insurance policy insuring over any mechanics and materialmens liens that could arise from the Retaining Wall Work (collectively, the "Release Items"), the Title Company shall release and deliver the Holdback Amount (including all interest earned thereon) to Seller and, if any of the Release Items have not been received by the Title Company on or before the one-year anniversary of the Closing Date, the Title Company shall give Seller and Purchaser written notice of such fact, and (v) if the Title Company has not received all of the Release Items within thirty (30) days of the date notice of nonreceipt was sent by the Title Company to Seller and Purchaser under clause (iv) above, the Title Company shall release and deliver the Holdback Amount (including all interest earned thereon) to Purchaser. The terms of this Subsection 8(e) shall survive the Closing under this Agreement.

     (f) The obligations of Purchaser in this Section 8 shall survive the termination of this Agreement and shall survive the Closing.

     Section 9.  Closing.

     (a) The closing of the sale of the Property by Seller to Purchaser under the terms of this Agreement (the "Closing") shall occur on or before the twenty-first (21st) day after the end of the Inspection Period, unless this Agreement has been terminated pursuant to a right of termination set forth herein, but in no event later than ninety (90) days from the Effective Date (the "Outside Closing Date"). The exact date of the Closing (the "Closing Date") shall be specified, subject to the limitations set forth above, in a written notice from Purchaser to Seller and the Title Company at least three (3) Business Days prior to the desired Closing Date; provided that if no such notice is sent, the Closing Date shall be the earlier of (i) the twenty-first (21st) day after the end of the Inspection Period, or (ii) the Outside Closing Date. The Closing shall occur in the offices of the Title Company or at such other place agreed to by Purchaser and Seller, beginning at 10:00 a.m. (Washington, D.C. time) on the Closing Date and ending no later than 5:00 p.m. (Washington, D.C. time) on the Closing Date. In the event the Closing does not occur on or before the Outside Closing Date, the Title Company, acting as escrow agent, shall, unless it is notified by Purchaser and Seller to the contrary within one (1) Business Day after such date, return to the depositor thereof all items which may have been deposited with the Title Company, acting as escrow agent, under this Section 9. Any such return shall not, however, include the Earnest Money held by the Title Company or relieve either party hereto of any liability it may have for its wrongful failure to complete the Closing on the Closing Date in accordance with the terms of this Agreement.

     (b) At Closing (unless otherwise provided below), the following (which are mutually concurrent conditions) shall occur:

          (i) Purchaser, at its sole cost and expense, shall deliver or cause to be delivered to the Title Company, as escrow agent, on the day prior to the Closing Date for release to Seller on the Closing Date, the following:

               (A) A closing statement, acceptable in all respects to the Title Company, reflecting Purchaser's payment of the Purchase Price, a credit for the Earnest Money, the closing costs payable by Purchaser pursuant to Subsection 9(c), the prorations required to be made pursuant to Subsection 9(d), a credit for the amount of cash Deposits held by Seller on the Closing Date, a credit for the balance of the Promotional Fund (as defined in the Master Declaration) held by Seller on the Closing Date, a credit for the amount of the Purchase Price Reduction if applicable under Subsection 8(e), and such other items typically set forth on a buyer's closing statement (the "Purchaser's Closing Statement"), the net balance of which shall be the "Purchaser's Net Payment."

               (B) A cashier's or certified check made payable to the order of the Title Company or fed funds wire transfer made to an account designated by the Title Company (or other form of cash or cash equivalent payment acceptable to the Title Company in its sole discretion) in the amount of the Purchaser's Net Payment;

               (C) An Affidavit of Consideration in the form attached as Exhibit B hereto, executed and acknowledged by Purchaser, specifying that the Purchase Price (less the amount of the Purchase Price Reduction if applicable under Subsection 8(e)) is the total consideration paid by Purchaser for the Property;

               (D) An Assignment and Assumption of Leases and Service Contracts in the form attached as Exhibit F hereto, executed by Purchaser, assuming the lessor's interests under the Leases (including, without limitation, the Rents and Deposits) and the owner's interest under the Service Contracts;

               (E) A notice letter to each tenant under a Lease in the form attached as Exhibit J hereto, executed by Purchaser, notifying the tenant of the sale of the Property and directing that rents and other payments thereafter due under the Lease be sent to Purchaser or as Purchaser may direct;

               (F) Three (3) Assignment and Assumption of Declarant Rights in the form attached as Exhibit H hereto with the changes applicable to the respective Declaration, executed and acknowledged by Purchaser, assuming the declarant's interest under each of the Declarations (including, without limitation, the Promotional Fund with respect to the Master Declaration);

               (G) A restatement of the representations and warranties of Purchaser set forth in Section 4, updated to reflect the status of the information set forth in such representations and warranties as of the Closing Date, executed by Purchaser, which restated representations and warranties shall have the same force and effect and be subject to the same limitations on Purchaser's representations and warranties as set forth in Section 4; and

               (H) Evidence satisfactory to Seller and the Title Company that the person executing the Closing documents on behalf of Purchaser has full right, power and authority to do so.

          (ii) Seller, at its sole cost and expense, shall deliver or cause to be delivered to the Title Company, as escrow agent, on the day prior to the Closing Date for release to Purchaser on the Closing Date the following:

               (A) A closing statement, acceptable in all respects to the Title Company, reflecting Seller's receipt of the Purchase Price, the closing costs payable by Seller pursuant to Subsection 9(c), the prorations required to be made pursuant to Subsection 9(d), a reduction for the amount of cash Deposits held by Seller on the Closing Date, a reduction for the balance of the Promotional Fund held by Seller on the Closing Date, a reduction for either the amount of the Purchase Price Reduction or the Holdback Amount as applicable under Subsection 8(e), and such other items typically set forth on a seller's closing statement (the "Seller's Closing Statement"), the net balance of which shall be the "Seller's Net Receipt."

               (B) Special Warranty Deed in the form attached as Exhibit C hereto, executed and acknowledged by Seller in recordable form, conveying to Purchaser the Real Property, subject only to the Permitted Encumbrances;

               (C) Bill of Sale in the form attached as Exhibit D hereto, executed by Seller, conveying all of Seller's rights, titles and interests, if any, in and to the Personalty;

               (D) A non-foreign person affidavit in the form attached as Exhibit E hereto, stating that Seller in not a foreign person for purposes of
Section 1445 of the Internal Revenue Code of 1986;
               (E) An Assignment and Assumption of Leases and Service Contracts in the form attached as Exhibit F hereto, executed by Seller, conveying the lessor's interest under the Leases (including, without limitation, the Deposits) and the owner's interest under the Service Contracts, and evidence reasonably satisfactory to Purchaser that Seller has canceled the service contracts that Purchaser has declined to assume in accordance with Subsection 8(d);

               (F) A notice letter to each tenant under a Lease in the form attached as Exhibit J hereto, executed by Seller, notifying the tenant of the sale of the Property and directing that rents and other payments thereafter due under the Lease be sent to Purchaser or as Purchaser may direct;

               (G) An Owner's Affidavit, for the benefit of the Title Company, in the form attached as Exhibit G hereto, executed and acknowledged by Seller, with no changes except those required to reflect the Permitted Encumbrances;

               (H) Three (3) Assignment and Assumption of Declarant Rights in the form attached as Exhibit H hereto with the changes applicable to the respective Declaration, executed and acknowledged by Seller, conveying the declarant's interest under each of the Declarations (including, without limitation, the Promotional Fund with respect to the Master Declaration);

               (I) Releases for each of the outstanding Lien Encumbrances in a form required by the Title Company to remove such Lien Encumbrances as an exception to coverage available to Purchaser under the Title Commitment (the "Releases");

               (J) A restatement of the representations and warranties of Seller set forth in Section 5, updated to reflect the status of the information set forth in such representations and warranties as of the Closing Date, executed by Seller, which restated representations and warranties shall have the same force and effect and be subject to the same limitations on Seller's representations and warranties as set forth in Section 5;

               (K) A statement of proratable items specified in Subsection 9(d) associated with the Property, of the amount of cash Deposits held by Seller on the Closing Date, of the balance of the Promotional Fund held by Seller on the Closing Date, and of either the amount of the Purchase Price Reduction or the Holdback Amount as applicable under Subsection 8(e);

               (L) Possession of any Property not previously delivered to Purchaser, such as the keys and security codes to the Property, the original executed copies of the Leases and the Service Contracts, any original guaranties of any Leases, any original documents that make up noncash Deposits and any original copies of the Plans, all to the extent in Seller's or LPC's possession; and

               (M) Evidence satisfactory to Purchaser and the Title Company that the person executing the Closing documents on behalf of Seller has full right, power and authority to do so.

          (iii) Purchaser and Seller, if requested by the Title Company on or prior to the Closing Date, shall execute and deliver such other documents and take such other action as may be reasonably necessary or appropriate under the circumstances or customary in Prince William County, Virginia to consummate the sale and purchase of the Property in accordance with the terms of this Agreement.

          (iv) The Title Company shall send written notice to Seller and Purchaser on the morning of the Closing Date confirming that it has possession of all of the items required to be delivered to the Title Company pursuant to Subsections 9(b)(i), (ii) and (iii) or, if any such items are not then in the Title Company's possession, specifying the missing items. Once the Title Company has received all of the items required to be delivered to the Title Company pursuant to Subsections 9(b)(i), (ii) and (iii), the Title Company shall complete the Closing by (A) recording the original Special Warranty Deed, a fully executed copy of each Assignment and Assumption of Declarant Rights, and the Releases in the Land Records, and updating and reissuing the Title Commitment prior to the time of such recordation, (B) completing a fed funds wire transfer made to an account designated by Seller in the amount of the Seller's Net Receipt, (C) making payment to each person to whom payment is to be made pursuant to either the Purchaser's Closing Statement or the Seller's Closing Statement, (D) to the extent applicable under Subsection 8(e), establishing the escrow account and making the required deposit for the Holdback Amount, (E) arranging for the mailing or delivery, with proof of receipt, to each tenant under the Leases of a fully executed original of its tenant notice letter, (F) arranging for the mailing or delivery, with proof of receipt, to each owner under the Master Declaration of a file-stamped copy of the fully executed Assignment and Assumption of Declarant Rights related to the Master Declaration, (G) arranging for same day pick-up by Seller or overnight delivery by a nationally recognized carrier to Seller of each of the original documents required to be delivered to Seller pursuant to Subsection 9(b)(i), other than the tenant notice letters and each Assignment and Assumption of Declarant Rights for which a certified photocopy shall be delivered instead, (H) arranging for same day pick-up by Purchaser or overnight delivery by a nationally recognized carrier to Purchaser of each of the original documents required to be delivered to Purchaser pursuant to Subsection 9(b)(ii), other than the Special Warranty Deed, the tenant notice letters, the Owner's Affidavit, each Assignment and Assumption of Declarant Rights and the Releases for each of which a certified photocopy shall be delivered instead, and (I) providing instructions for the Title Company to send the original recorded copy of the Special Warranty Deed and Assignment and Assumption of Declarant Rights to Purchaser following their return to the Title Company from the recorder's office for the Land Records and to send the original recorded copy of the Releases to Seller following their return to the Title Company from the recorder's office for the Land Records.

     (c) At Closing, Seller shall be responsible for (i) all compensation then due to the Brokers as provided in Section 11, (ii) all costs of recording or obtaining releases of the Encumbrances that Seller has elected to cure and of all Lien Encumbrances, (iii) all unpaid fees and expenses of Seller's legal counsel and other consultants hired by Seller incurred in connection with the transaction, (iv) the grantor's tax charged in regard to the recording of the Special Warranty Deed, (v) all costs for the Survey delivered to Purchaser in accordance with Subsection 7(b), and (vi) one-half of the fees of the Title Company, as escrow agent, and of all other settlement or closing fees and typical miscellaneous closing costs not otherwise required to be paid by one party or the other by this Subsection. At Closing, Purchaser shall be responsible for (i) all costs for any title insurance policy, including all endorsements thereto, requested by Purchaser based on the Title Commitment or otherwise, (ii) all costs associated with any financing obtained by Purchaser to purchase the Property, including, without limitation, all fees, taxes and recording costs associated therewith, (iii) all unpaid fees and expenses of legal counsel and other consultants hired by Purchaser incurred in connection with the transaction, (iv) all of the transfer, recording and documentary fees and taxes regarding the recording of the Special Warranty Deed, other than the grantor's tax, (v) one-half of the fees of the Title Company as escrow agent, and of all other settlement or closing fees and typical miscellaneous closing costs not otherwise required to be paid by one party or the other by this Subsection.

     (d) (i) All normal and customarily proratable items associated with the Property being purchased and conveyed at Closing, including, without limitation, real estate and personal property taxes, water, wastewater and other utility charges (including development installment payments, equipment rents and nonuseage fees), annual front foot benefit charges and declaration assessments and charges, shall be prorated as of the Closing Date, Seller being charged and credited for all of same up to such date and Purchaser being charged and credited for all of same on and after such date. If the actual amounts to be prorated are not known as of the Closing Date, the prorations shall be made on the basis of the best evidence then available, and thereafter, when actual figures are received, a cash settlement will be made between Seller and Purchaser in accordance with the terms of Subsection 9(d)(iv) below.

          (ii) The New Lease Expenses for each New Lease allocable to and payable by Seller shall be determined by multiplying the total amount of such New Lease Expenses by a fraction, the numerator of which shall be the number of days contained in that portion, if any, of the term of such New Lease commencing on the date on which the tenant thereunder shall have commenced to pay consecutive monthly installments of base rent and/or Additional Rents ("Rent Installments") under the New Lease ("the Rent Commencement Date") and expiring on the date immediately preceding the Closing Date, and the denominator of which shall be the total number of days contained in the period commencing on the Rent Commencement Date and expiring on the date of the scheduled expiration of the term of such New Lease (not including future renewal or extension rights); and the remaining balance of the New Lease Expenses for each New Lease shall be allocable to and payable by Purchaser. For purposes of this Subsection 9(d)(ii), the Rent Commencement Date under a renewal, extension, expansion or modification of a Lease shall be deemed to be (A) in the case of a renewal or extension (whether effective prior to or after the Closing, or in the form of an option exercisable in the future), the first date during such renewal or extension period after the originally scheduled expiration of the term of such Lease on which the tenant under such Lease commences to pay Rent Installments,
(B) in the case of an expansion (whether effective prior to or after the Closing, or in the firm of an option exercisable in the future), the date on which the tenant under such Lease commences to pay Rent Installments for the additional space, and (C) in the case of a modification not also involving a renewal, extension or expansion of such Lease, the effective date of such modification agreement. At the Closing, Purchaser shall reimburse Seller for all New Lease Expenses theretofore paid by Seller, if any, in excess of the portion of the New Lease Expenses allocated to Seller pursuant to the provisions of the preceding sentence.

          (iii) No unpaid base rents, or percentage rent, escalation charges for real estate taxes, parking charges, operating expenses and maintenance escalation rents or charges, cost-of-living increases or other charges of a similar nature ("Additional Rents"), or other revenues or charges owed to Seller under the Leases or the Master Declaration ("Other Charges") shall be prorated on the Closing Date, but shall be prorated as of the Closing Date if, as and when received. Seller shall make good faith efforts to invoice all tenants under the Leases and owners under the Declaration prior to the Closing Date for all base rents, Additional Rents and Other Charges that are due and payable on or prior to the Closing Date. If on the Closing Date any tenant under the Leases or owner under the Master Declaration is in arrears to Seller for due and unpaid base rent, Additional Rents or Other Charges or has not paid any installment of base rent, Additional Rents or Other Charges payable by it for the month in which the Closing occurs (whether or not it is in arrears for such month on the Closing Date), then any base rents, Additional Rents or Other Charges received by Purchaser or Seller from such tenant or owner after the Closing shall be applied to amounts due and payable by such tenant or owner during the following periods in the following order of priority: (A) first, to the month in which the Closing occurred; (B) second, to Purchaser to pay all such base rents, Additional Rents and Other Charges accrued after the month in which the Closing occurred and unpaid to Purchaser; and (C) third, to Seller to pay all such base rents, Additional Rents and Other Charges accrued prior to the month in which the Closing occurred and unpaid to Seller. If base rents, Additional Rents, Other Charges or any portion thereof received by Purchaser or Seller after the Closing are due and payable to the other party by reason of this allocation, the appropriate sum, less a proportionate share of any reasonable attorneys' fees and costs and expenses expended in connection with the collection thereof, shall be promptly paid to the other party. After the Closing, Purchaser shall, in a commercially reasonable manner, demand payment of and attempt to collect base rent, Additional Rents and Other Charges arrearages owed by any tenant under the Leases or owner under the Master Declaration with respect to the period of time prior to the Closing Date (collectively, the "Rent Arrearages"). If any Rent Arrearages are not due and payable until after the Closing Date or are otherwise to be billed by Purchaser after the Closing Date as part of other amounts owed to Purchaser with respect to the period of time after the Closing Date, Purchaser shall get Seller's prior approval regarding the amount of such Rent Arrearages before sending an invoice or demand for payment of same to any tenant under the Leases or owner under the Declaration. All Rent Arrearages, no matter when they first become due and payable by any tenant under the Leases or owner under the Declaration, shall be reserved from the sale of the Property under this Agreement and shall remain the property of Seller to the extent necessary to allow Seller to file a suit against the persons owing same (including any guarantor thereof) for payment and collection of such Rent Arrearages owed to Seller, including reasonable attorney's fees and other collection costs associated with same; provided, however, Seller agrees to give Purchaser at least sixty (60) days prior written notice of its intent to file such a suit before actually filing same and serving the defendants with notice of such filing.

          (iv) The provisions of this Subsection 9(d) shall survive the Closing for the period of time set forth below. If any of the items subject to the apportionment under the foregoing provisions of this Subsection 9(d) cannot be apportioned at the Closing because of the unavailability of the information necessary to compute such apportionment, or if any errors or omissions in computing apportionments at the Closing are discovered subsequent to the Closing, then such item shall be reapportioned and such errors and omissions corrected as soon as practicable after the Closing Date and the proper party reimbursed, which obligation shall survive the Closing for a period of three hundred sixty-five (365) days after the Closing Date as hereinafter provided. Neither party hereto shall have the right to require a recomputation of a Closing apportionment or a correction of an error or omission in a Closing apportionment unless within the aforestated, three hundred sixty-five (365) day period one of the parties hereto (i) has obtained the previously unavailable information or has discovered the error or omission, and (ii) has given notice thereof to the other party, together with a copy of its good faith recomputation of the apportionment and copies of all substantiating information used in such recomputation. The failure of a party to obtain any previously unavailable information or discover an error or omission with respect to an item subject to apportionment hereunder and to give notice thereof as provided above within three hundred sixty-five (365) days after the Closing Date shall be deemed a waiver of its right to cause a recomputation or a correction of an error or omission with respect to such item after the Closing Date; provided, however, if a party has given notice within such three hundred sixty-five (365) day period, such party's claim thereafter shall survive indefinite until resolved.

     (e) It shall be a condition precedent to Purchaser's obligation to close at Closing (i) that Seller is not then in default under this Agreement, whether or not notice of such default has been given, (ii) that prior to the Closing Date, Purchaser shall have received an executed Estoppel Certificate from tenants (without regard to any guarantors) under Leases demising in the aggregate at least 80% of the gross leasable area of the buildings making up the Improvements that are subject to one or more Leases and an executed Landlord Estoppel from Seller with respect to each Lease for which an executed Estoppel Certificate has not been obtained from the tenant thereunder (other than any tenant who is a party to any proceeding listed on Schedule 2), each showing no material changes or differences from the form of Estoppel Certificate required pursuant to Subsection 6(e) or from the terms of the applicable Lease or Confidential Information delivered to Purchaser prior to the end of the Inspection Period, (iii) that no tenant under a Lease demising in excess of 10,000 useable square feet of any building that is part of the Improvements (a "Major Tenant") has, nor any one or more tenants under Leases which in the aggregate demise in excess of 20,000 useable square feet of any buildings that are part of the Improvements (a "Significant Amount of Tenants") have, at any time from and after the end of the Inspection Period through the Closing Date,
(A) become the debtor in any bankruptcy proceeding or the subject of a receivership appointment, (B) ceased to operate its business in its premises under the Lease with the intent to permanently discontinue operations, or (C) exercised any right granted under its Lease to terminate the Lease or to stop paying base rent or is permitted to receive an abatement of base rent otherwise owed under its Lease for a period in excess of 90 days, in each event due to the presence of Hazardous Material on the Real Property in violation of the Environmental Requirements, (iv) that there are no structural defects in the Improvements or repairs required to be made to the Improvements and/or Fixtures to bring them into working order and condition as required under the applicable Leases, which were not known by Purchaser at the end of the Inspection Period, that in the aggregate will cost in excess of $100,000 to repair, and (v) that all of Seller's obligations under this Section 9 with respect to the Closing required to be satisfied on or prior to the Closing Date have been fully satisfied. It shall be a condition precedent to Seller's obligation to close at Closing (i) that Purchaser is not then in default under this Agreement, whether or not notice of such default has been given, (ii) that all consents and approvals of governmental authorities and other parties to outstanding development or proffer agreements concerning the Real Property to which Seller is a party or by which Seller's assets other than the Property are bound that are required to transfer Seller's rights and/or obligations under such agreements, if any, shall have been obtained and copies thereof shall have been delivered to Seller at or prior to the Closing, and (iii) that all of Purchaser's obligations under this Section 9 with respect to the Closing required to be satisfied on or prior to the Closing Date have been fully satisfied. Any party may waive any condition precedent to its obligation to close at Closing and such waiver shall be deemed given if the Closing is completed.

     Section 10.  Destruction, Damage, or Taking Before Closing.

     (a) If, after the Effective Date and before Closing, all or any "material" part of the Land or Improvements are destroyed or damaged by a casualty event or become subject to condemnation or eminent domain proceedings, then Seller shall promptly notify Purchaser thereof. Following the occurrence of any such event, Purchaser shall have the right to elect to either terminate this Agreement or to proceed with the Closing (subject to the other provisions of this Agreement) by delivering notice of such election to Seller within five (5) Business Days of Purchaser's receipt of Seller's notice respecting the damage, destruction, or taking. If Purchaser elects to proceed with Closing (which Purchaser shall be deemed to have elected to do if Purchaser fails to give Seller written notice of Purchaser's election within such five (5) day period), Purchaser shall be entitled to all insurance proceeds (without reduction for Seller's deductible, if any) or condemnation awards payable as a result of such damage, destruction or taking and, to the extent the same may be necessary or appropriate, Seller shall assign to Purchaser at Closing Seller's rights to such proceeds or awards. If, within five (5) Business Days of receipt of Seller's notice respecting any "material" damage, destruction, or taking, Purchaser notifies Seller of its intent to terminate this Agreement, then Purchaser shall have terminated this Agreement, in which event the Earnest Money shall be returned to Purchaser and neither party shall have any further rights, duties or obligations hereunder, other than the indemnification rights and other matters set forth herein which expressly survive the termination of this Agreement. For the purposes of this
Section 10, a destruction, damage or a taking shall be considered to be "material" if (i) the replacement cost of the portion of the Land or Improvements damaged, destroyed or taken exceeds $250,000, (ii) the destruction, damage or taking permits any tenant under a Major Lease to terminate such Lease or permits rent payments under such Major Lease to abate for a period of time in excess of the rental coverage therefor provided by any insurance maintained by Seller, or (iii) in the case of a taking, if the portion of the Land or Improvements taken are such that they materially and adversely affect the ability to use the remainder of the Real Property for the purposes for which they are presently used in such a manner as to cause a reduction in net market value of the remainder by more than $250,000.

     (b) If, after the Effective Date and before Closing, any "immaterial" part of the Land or Improvements are destroyed or damaged by a casualty event or become subject to condemnation or eminent domain proceedings, Purchaser shall not have any right to terminate this Agreement or any other remedy due to such event, but shall be entitled to all insurance proceeds (without reduction for Seller's deductible, if any) or condemnation awards payable as a result of such damage, destruction or taking and, to the extent the same may be necessary or appropriate, Seller shall assign to Purchaser at Closing Seller's rights to such proceeds or awards. For purposes of this Section 10, a destruction, damage or taking shall be considered to be "immaterial" if it is not "material" and it causes damage or loss in excess of $1,000 that has not been repaired by Seller prior to the Closing Date.

     Section 11. Commissions. Seller agrees to pay a commission to LPC ("Broker") at the Closing, which commission shall be owed to the Broker pursuant to a separate written agreement with Seller. Seller and Purchaser each hereby represent and warrant to the other that except for the Broker, no broker, agent or salesperson has been involved in the negotiation of this Agreement or the transaction contemplated hereby, and Seller and Purchaser hereby agree to defend, indemnify, and hold harmless the other from and against any claim by third parties, except the Broker named in this Section, for brokerage, commission, finders, or other fees relative to this Agreement or the sale of the Property and any court costs, attorneys' fees, or other costs and expenses arising therefrom and alleged to be due by the authorization of Seller or Purchaser, respectively. The provisions of this Section 11 shall survive the termination of this Agreement and shall survive the Closing.

     Section 12. Notices. Any notice provided or permitted to be given under this Agreement must be in writing and may be served by depositing same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested; by hand delivering the same to such party, whether in person or by same-day or over-night courier service; or by telecopy to such party, with confirmation of receipt by such party noted in writing, by the sending machine. Notice given in accordance herewith shall be effective upon the earlier of (a) three (3) Business Days after deposit in the United States mail, or (b) actual receipt at the address or telecopy number of the addressee. For purposes of notice, the addresses and the telecopy numbers of the parties shall be as follows:

     If to Seller, to:        Smoketown Road Associates Limited
                              Partnership
                              c/o Lincoln Property Company
                              1530 Wilson Boulevard, Suite 200
                              Arlington, Virginia  22209
                              Attn:  Mr. J. Paul Price
                              Fax No.:  (703) 525-5862

     With a copy to:          Bruce Kosub, Esq.
                              Vinson & Elkins L.L.P.
                              The Willard Office Building
                              Suite 700
                              1455 Pennsylvania Avenue N.W.
                              Washington, D.C. 20004-1008
                              Fax No.:  (202) 639-6604

     If to Purchaser, to:     Mr. Jerald Friedman
                              The Price REIT, Inc.
                              145 South Fairfax Avenue, 4th Floor
                              Los Angeles, California  90036
                              Fax No.:  (213) 937-8175

     With a copy to:          William Lindsay, Esq.
                              Gibson, Dunn & Crutcher
                              333 South Grand Avenue, 49th Floor
                              Los Angeles, California  90071
                              Fax No.:  (213) 229-7520


     Section 13. Assigns. This Agreement shall inure to the benefit of and be binding on the parties hereto and their respective legal representatives, successors and assigns; provided, however, that neither party hereto shall be able to assign its rights under this Agreement (except as permitted in this Section) without the prior written consent of the other party and any purported assignment of such rights without the required consent shall be null and void and of no effect. Notwithstanding anything to the contrary contained herein, Purchaser may assign all (but not part) of its rights under this Agreement to any corporation, limited liability company or partnership in which Purchaser is a fifty percent (50%) or greater equity owner, provided a written fully-executed copy of the assignment agreement is delivered to Seller and to the Title Company at least three (3) Business Days prior to the Closing Date. Notwithstanding anything to the contrary contained herein, Seller may assign all or part of its rights, titles and interests in the Purchase Price and any other proceeds payable to Seller under this Agreement.

Section 14. Governing Law; Place of Performance. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Virginia, without regard to choice of law provisions that would apply the law of any other state or federal territory. All obligations of the parties created hereunder are performable in Prince William County, Virginia, unless the place of performance is otherwise specifically designated in this Agreement.

     Section 15.  Remedies.

     (a) If Purchaser refuses to consummate the Closing pursuant to the terms of this Agreement, for any reason other than termination of this Agreement pursuant to a right of termination granted under any other Section hereof or other than the failure of a condition precedent to Purchaser's obligation to close at such Closing as provided in Subsection 9(e) that has not been waived by Purchaser at or prior to the Closing, then Seller, as its sole remedy, shall have the right to terminate this Agreement by giving Purchaser written notice thereof, in which event neither party hereto shall have any rights, duties or obligations hereunder other than the indemnification and other obligations and rights set forth herein which expressly survive the termination of this Agreement, and Seller shall receive the Earnest Money from the Title Company upon its written request for same and shall retain the Earnest Money as liquidated damages and not as a penalty. Seller and Purchaser hereby acknowledge that the amount of damages resulting from a breach of this Agreement by Purchaser due to Purchaser's failure to Close would be difficult or impossible to accurately ascertain. If Purchaser breaches any indemnification, confidentiality or other provision of this Agreement that expressly survives the termination of this Agreement, then Seller (i) may terminate this Agreement by giving Purchaser written notice thereof, in which event neither party hereto shall have any further rights, duties or obligations hereunder other than the indemnification and other obligations and rights set forth herein which expressly survive the termination of this Agreement, (ii) may receive from the Title Company upon its written request for same and may retain $200,000 of the Earnest Money (but no more) as a deposit against actual damages incurred or reasonably anticipated to be incurred until a final unappealable judgment concerning Seller's actual damages has been rendered by a court of competent jurisdiction, and (iii) may seek any other remedy allowed by law as if this Agreement had not been terminated. If Seller has not filed a lawsuit against Purchaser in regard to Purchaser's breach of any indemnification, confidentiality or other provision of this Agreement for which Seller has elected to retain a portion of the Earnest Money as a deposit against actual damages as provided in clause (ii) in the previous sentence within one (1) year following the date that Seller first asserted such breach to the Title Company, Seller shall release to Purchaser all of the Earnest Money so held without regard to the outstanding nature of Purchaser's breach.

     (b) If Seller fails or is unable to perform any of its obligations or agreements hereunder when performance is required, or if any of Seller's representations or warranties made hereunder should be false or misleading in any material respect, then Purchaser, as its sole remedies (i) may terminate this Agreement by notifying Seller and the Title Company thereof, in which event neither party shall have any rights, duties or obligations hereunder other than the indemnification and other obligations and rights set forth herein which expressly survive the termination of this Agreement, and the Title Company shall deliver the Earnest Money to Purchaser, or (ii) may enforce specific performance of the obligations of Seller hereunder; provided, however, that in the event Seller commits fraud or an intentional misrepresentation or willfully refuses to consummate the Closing, in addition to one of the other remedies available under this Subsection 15(b), Purchaser may recover from Seller as agreed upon and liquidated damages an amount equal to the lesser of $200,000 or Purchaser's Out-of-Pocket Costs (as hereinafter defined) as reasonably substantiated by Purchaser by way of invoices and receipts. As used herein, "Purchaser's Out-of-Pocket-Costs" means all costs, fees and expenses actually incurred or payable by Purchaser to a third-party during the Inspection Period or thereafter in anticipation of the Closing up to and including the Closing Date, including, without limitation, the costs, fees and expenses of professionals engaged by Purchaser (i.e., attorneys, engineers, appraisers, surveyors, environmental consultants and engineers and other consultants).

     (c) After a breach of this Agreement by either party hereto and an election by the nonbreaching party to forgo any right of termination of this Agreement due to such breach as provided above or in the event of a dispute between Purchaser and Seller regarding the Earnest Money, the prevailing party shall be entitled to recover from the other party, immediately upon demand, all reasonable costs and attorneys' fees, expert witness fees, costs of tests and analysis, travel and accommodation expenses, deposition and trial transcript copies, court costs and other similar costs and fees incurred by the prevailing party in enforcing its rights and remedies under this Agreement, regardless of whether legal proceedings are actually commenced or concluded. THE PARTIES HERETO DO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT OR THE PROPERTY, THE RELATIONSHIP OF SELLER AND PURCHASER, PURCHASER'S USE OR OCCUPANCY OF THE PROPERTY AND/OR ANY CLAIM OF INJURY OR DAMAGE.

     (d) No delay or omission of Seller or Purchaser to exercise any right or power arising from any breach of this Agreement by Purchaser or Seller, as the case may be, shall impair any such right or power or shall be construed to be a waiver of any such breach or an acquiescence therein. No waiver of a breach shall be effective unless it is in writing. No written waiver by Seller or Purchaser of any breach by Purchaser or Seller hereunder shall be deemed to be a waiver of any other provision hereof or of any subsequent breach by Purchaser or Seller of the same or any other provision.

     (e) Notwithstanding anything to the contrary in this Section 15, (i) neither party shall be entitled to enforce any remedies provided in this Agreement for a breach or default by the other party unless and until the defaulting party has failed to cure such breach or default within ten (10) days after the non-defaulting party gives written notice of such breach or default to the defaulting party and (ii) any breach or default by a party to this Agreement arising prior to the Closing Date that is not, because of its nature, capable of being cured (such as a prior notice or consent requirement) shall be deemed conclusively cured and waived upon the completion of the Closing under this Agreement.

     Section 16. Interest on Past-Due Obligations. Any amount due to a party under this Agreement which is not paid when due shall bear interest from the date due until paid at a rate equal to ten percent (10%) per annum.

     Section 17. No Partnership. Notwithstanding anything herein to the contrary, it is agreed and understood by the parties hereto that nothing contained in this Agreement shall be deemed to create any relationship other than that of seller and purchaser.

     Section 18. No Third Party Rights. Except as expressly provided herein with respect to LPC, the Title Company and any specifically identified Broker, no term or provision of this Agreement is intended to or shall be for the benefit of any person not a party hereto, and no such other person shall have any right or cause or action hereunder.

     Section 19. Impartial Interpretation. This Agreement is the result of negotiations between Seller and Purchaser and therefore the language contained in this Agreement shall be construed as a whole according to its fair meaning and not strictly for or against either Seller or Purchaser, regardless of who drafted this Agreement. Each of the parties hereto either are represented or have been advised by the other party that they should hire and be represented by independent legal counsel of their own choosing.

     Section 20. Entire Agreement. This Agreement is the entire agreement between Seller and Purchaser concerning the sale of the Property. All prior written or oral agreements, warranties and representations between the parties concerning the sale of the Property are merged into this Agreement, cease to exist and are rendered null and void. No modification hereof or subsequent agreement relative to the subject matter hereof shall be binding on either party unless reduced to writing and signed by the party to be bound. The words "herein," "hereof," "hereunder" and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular article, section or subsection. All headings, captions and titles used in this Agreement for Sections or Subsections are for convenience only and are not intended to have any meaning.
     Section 21. Exhibits. Exhibits "A," "B," "C," "D," "E", "F", "G", "H", "I" and "J" and Schedules "1", "2", "3", "4", "5", "6", "7", "8" and "9"
attached hereto are incorporated herein by this reference for all purposes as if fully set forth in the body of this Agreement.

     Section 22. Partial Invalidity. If any term, covenant, condition or provision of this Agreement is held by a court of competent jurisdiction to be illegal, invalid, void or unenforceable, the remainder of the provisions hereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby.

     Section 23. Time. Time is of the essence in every provision of this Agreement. If any time periods provided for in this Agreement expire on a Saturday, a Sunday or a public holiday under the laws of the State of Virginia or the United States of America on which national banks doing business in the State of Virginia are closed (each such day that is not one of the foregoing days, being herein referred to as a "Business Day"), such time period shall be extended to the next succeeding day that is a Business Day.

     Section 24. Recordation. Neither this Agreement nor any copy or memorandum thereof may be recorded in the real property records of the City or County (or Circuit Court for same) within which the land is located prior to completion of the Closing. Any recording of this Agreement or any memorandum thereof in violation of this Section, unless the same has been done by or with the written consent of Seller, shall terminate all of Purchaser's rights, titles and interests in and to the Property.

     Section 25. Counterparts. This Agreement may be executed in any number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute collectively one agreement; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one (1) such counterpart executed separately or jointly by Seller and Purchaser.

     Section 26. Offer and Acceptance. Unless signed by Seller, the delivery of this Agreement to Purchaser shall not constitute an offer even if delivered under an executed cover letter, but shall merely be a proposal subject to further negotiation and change at Seller's sole discretion until fully executed by both parties hereto.


     IN WITNESS WHEREOF, Seller and Purchaser have executed this Agreement to be effective on the Effective Date.

                              SMOKETOWN ROAD ASSOCIATES LIMITED
                              PARTNERSHIP

                              By:  Lapland Smoketown Corp.,
                                   a Delaware corporation,
                                   its General Partner

                              By:      /J. PAUL PRICE/
                              ---------------------------------
                              Name:     J. Paul Price
                              Title:    Vice President


                              THE PRICE REIT, INC.

                              By:       /JERALD FRIEDMAN/
                              ----------------------------------------
                              Name:   Jerald Friedman
                              Title:      Sr. Executive V.P.



The undersigned Title Company hereby acknowledges receipt of the Initial Earnest Money and three (3) original fully executed copies of this Agreement, and agrees to act as the "Title Company" under this Agreement and to hold and dispose of the Earnest Money and the Closing documents and payments in accordance with the provisions of this Agreement.

Date:  March 25, 1997              CHICAGO TITLE INSURANCE COMPANY

                                   By:        /CHARLES E. DUKES/
                                   -------------------------------------------
                                   Name:    Charles E. Dukes
                                   Title:       Counsel


EXHIBITS:

A - Legal Description of Land
B - Form of Affidavit of Consideration
C - Form of Special Warranty Deed
D - Form of Bill of Sale
E - Form of Non-Foreign Seller's Affidavit
F - Form of Assignment of Leases and Service Contracts
G - Form of Owner's Affidavit
H - Form of Assignment and Assumption of Declarant Rights
I - Form of Tenant Estoppel Certificate
J - Form of Tenant Notice Letter

SCHEDULES:

1 - Excluded Equipment
2 - Outstanding Proceedings
3 - Existing Tenants
4 - Existing Service Providers
5 - Potential Lease Brokerage Commissions
6 - Development Work-in-Process
7 - Description of Retaining Wall Plans
8 - Rent Roll
9 - List of Property Information Delivered to Purchaser






                          EXHIBIT "A"

                   LEGAL DESCRIPTION OF LAND


All that certain property located in Prince William County, Virginia, more particularly described as follows:

Lots 1A, 2A, 3, 4 and 5, as shown on plat(s) attached to Deed of Subdivision, Easement and Subordination recorded in Deed Book 1963 at page 1102 among the Land Records of Prince William County, Virginia (the "Land Records"), and to Deed of Boundary Line Adjustment, Consolidation, Dedication, Easement, Subordination and Partial Release recorded in Deed Book 1994 at page 1571 among the Land Records.

                              AND

Lots 9A-1 and 9C as shown on plat(s) attached to Deed of Resubdivision, Vacation, Easement and Subordination recorded in Deed Book 1994 at page 412 among the Land Records and to Deed of Boundary Line Adjustment, Consolidation, Dedication, Easement, Subordination and Partial Release recorded in Deed Book 1994 at page 1571 among the Land Records.

                              AND

Parcel B-1-B as shown on plat(s) attached to Deed of Boundary Line Adjustment and Consolidation recorded in Deed Book 2037 at page 904 among the Land Records.

                              AND

Lot 11 as shown on plat(s) attached to Deed of Subdivision, Dedication, Vacation, Easement, Subordination and Partial Release recorded in Deed Book 2172 at page 922 among the Land Records.

                              AND

Lots 12A and 12C as shown on plat(s) attached to Deed of Subdivision, Easement, Vacation and Subordination recorded in Deed Book 2328 at page 1794 among the Land Records.

                              AND

Lot 13B3 and Parcel C1 as shown on plat(s) attached to Deed of Resubdivision recorded in Deed Book 2352 at page 696 among the Land Records.

                              AND

Parcel E as shown on the plat(s) attached to Deed of Subdivision recorded in Deed Book 2186 at Page 144 among the Land Records.



                          EXHIBIT "B"

                   AFFIDAVIT OF CONSIDERATION

TO WHOM IT MAY CONCERN:

RE:      Purchase of Various Lots and Parcels, Smoketown Station Shopping
    Center, Occoquan Magisterial Dist., Prince William County, Virginia

  The undersigned, being the ____________________ of The Price REIT, Inc., a Maryland corporation ("Grantee"), the purchaser of Lots 1A, 2A, 3, 4, 5, 9A-1, 9C, 11, 12A, 12C and 13B3, Parcels B-1-B, C1 and E, and other related real property, Smoketown Station Shopping Center, Occoquan Magisterial Dist., Prince William County, Virginia as more particularly described on Exhibit A attached hereto, pursuant to that certain Special Warranty Deed dated ______________, 1997, executed by Smoketown Road Associates Limited Partnership, a Virginia limited partnership ("Grantor"), does hereby swear and certify that the total consideration paid by Grantee to Grantor, as the seller of the above-referenced property, was Forty-Seven Million and No/100 Dollars ($47,000,000.00).

  Under penalty of perjury, the undersigned hereby certifies and swears to the truth and accuracy of the statements contained in this Affidavit.

                              THE PRICE REIT, INC.

                              By:
                              Name:
                              Title:

STATE OF ____________________

COUNTY OF ________________

  SWORN TO AND SUBSCRIBED TO BEFORE ME, the undersigned officer, on this the _______ of __________________, 1997, by
_________________________________________, known to me (or satisfactorily proven) to be the _________________________ of The Price REIT, Inc., a Maryland corporation.

  IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                              Notary Public in and for the State of
[Notarial Seal]
                              My Commission Expires: _______________





                          EXHIBIT "C"


Prepared by:                                  Tax Parcel Numbers:
Vinson & Elkins L.L.P.
1455 Pennsylvania Avenue, N.W.
Suite 700
Washington, D.C.  20004-1008



                     SPECIAL WARRANTY DEED
(Smoketown Stations Shopping Center, Prince William County, Virginia)


     SMOKETOWN ROAD ASSOCIATES LIMITED PARTNERSHIP, a Virginia limited partnership, hereinafter referred to as "Grantor," for and in consideration of the sum of TEN AND 00/100 DOLLARS ($10.00) AND OTHER GOOD AND VALUABLE CONSIDERATION paid to Grantor by THE PRICE REIT, INC., a Maryland corporation, hereinafter referred to as "Grantee," the receipt and sufficiency of which are hereby acknowledged, hereby GRANTS, SELLS, AND CONVEYS unto Grantee all of the following described land in Prince William County, Virginia (the "Land"):

     See EXHIBIT A attached hereto, which is made a part hereof as if fully set forth herein;

together with all rights, titles and interests of Grantor appurtenant thereto, including, without limitation, all buildings, walkways, parking areas, landscaping and other structures and improvements now located on and attached to the Land so as to constitute real property and all fixtures of any kind attached to such improvements or directly to the Land so as to constitute real property (collectively, the "Property"), subject, however, to the following described limitations, restrictions and reservations (collectively, the "Permitted Encumbrances") to the extent that the same constitute an encumbrance on the Property otherwise conveyed hereby:

     See EXHIBIT B attached hereto, which is made a part hereof as if fully set forth herein.

     TO HAVE AND TO HOLD the Property, together with all and singular the rights and appurtenances thereto in any wise belonging to Grantor, unto Grantee and its legal representatives, successors and assigns forever, subject to the Permitted Encumbrances; and Grantor does hereby bind itself and its legal representatives, successors and assigns to WARRANT AND FOREVER DEFEND all and singular the Land unto Grantee and its legal representatives, successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under Grantor, but not otherwise, subject to the Permitted Encumbrances, and to EXECUTE SUCH FURTHER ASSURANCES OF THE LAND HEREBY CONVEYED AS MAY BE REQUISITE.

     BY THE ACCEPTANCE OF THIS DEED, GRANTOR HEREBY DISCLAIMS, AND GRANTEE HEREBY WAIVES, ANY AND ALL WARRANTIES OF ANY NATURE REGARDING TITLE TO THE PROPERTY, EXCEPT FOR ANY WARRANTIES OF TITLE CONTAINED IN THIS DEED.

     Grantee's address is
 .

     EXECUTED on the date set forth in the acknowledgment attached hereto to be effective as of the _______ day of ____________, 1997.

                              SMOKETOWN ROAD ASSOCIATES LIMITED
                              PARTNERSHIP

                              By:  Lapland Smoketown Corp.,
                                   a Delaware corporation,
                                   its General Partner


                              By:
                              Name:
                              Title:


STATE OF VIRGINIA

CITY/COUNTY OF


     The foregoing instrument was acknowledged before me this _____ day of ________________, 199__, by J. Paul Price, Vice President of Lapland Smoketown Corp., a Delaware corporation acting as general partner of SMOKETOWN ROAD ASSOCIATES LIMITED PARTNERSHIP, a Virginia limited partnership, on behalf of the aforementioned entities.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal.



[SEAL]

                                   Notary Public in and for the State of
Virginia

                                   My Commission Expires:










                   EXHIBIT A [to Exhibit "C"]

                      DESCRIPTION OF LAND
(Smoketown Stations Shopping Center, Prince William County, Virginia)



               [Attach Legal Description of Land]







                   EXHIBIT B [to Exhibit "C"]

                 LIST OF PERMITTED ENCUMBRANCES
(Smoketown Stations Shopping Center, Prince William County, Virginia)



1. Standby fees and taxes subsequent to those of the original levy for the year ending June 30, 1997 and for all subsequent years.

2. Any title or rights asserted by anyone, including, but not limited to, persons, corporations, governments or other entities to tidelands, or lands comprising the shores or beds of navigable or perennial rivers and streams, lakes, bays, gulfs or oceans, or to any land extending from the line of mean low tide to the line of vegetation, or to lands beyond the line of the harbor or bulkhead lines as established or changed by any government, or to filled-in-lands, or artificial islands, or to riparian rights or other statutory water rights, or the rights or interest of the State of Virginia or the public generally in the area extending from the line of mean low tide to the line of vegetation or the right of access thereto, or right of easement along and across the same.

3. [The other Permitted Encumbrances referred to in Subsection 7(c) of the Purchase and Sale Agreement to which this form of deed is attached.]












                          EXHIBIT "D"

                          BILL OF SALE
(Smoketown Stations Shopping Center, Prince William County, Virginia)


     SMOKETOWN ROAD ASSOCIATES LIMITED PARTNERSHIP, a Virginia limited partnership ("Grantor"), for and in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration to Grantor in hand paid by THE PRICE REIT, INC., a Maryland corporation ("Grantee"), the receipt and sufficiency of which are hereby confessed and acknowledged, has BARGAINED, SOLD AND DELIVERED, and by these presents does BARGAIN, SELL AND DELIVER, unto the said Grantee all of Grantor's rights, titles and interests, if any, in and to all of the following described personal property:

          (A) All keys, specialized tools, building supplies, equipment, machinery, potted plants, storage sheds and other tangible personal property (the "Equipment"), located in or on, and used solely in connection with the ownership, maintenance and operation of, those certain lots or parcels of land located in the Occoquan Magisterial District of Prince William County, Virginia, being more particularly described in Exhibit A attached hereto, and all improvements thereon and fixtures attached thereto (the "Real Property"), save and except those items listed on Schedule 1 attached hereto;

          (B) All surveys, plans, drawings, designs, specifications, manuals and diagrams depicting or describing all or any part of the Real Property or the Equipment, or the scope or operation thereof, and all rights to reproduce the same and to proceed against the preparer of such for any misstatements, errors or omissions, but only to the extent such property and rights related thereto are assignable (the "Plans");

          (C) All warranties, guaranties, bonds, licenses and permits in any way related to, arising out of, or granted in connection with, the ownership of the Real Property, the Equipment or the Plans or any parcel or part thereof, but only to the extent such are assignable;

          (D) All books, work sheets, reports, statements, receipts, correspondence and other business records related to the leasing and/or operation of the Real Property or the Project, excluding all Confidential Documents (the "Business Records"); and

          (E) The name "Smoketown Stations" and all goodwill, if any, related to such name.

     All capitalized terms used in this Bill of Sale and not defined herein shall have the meaning given to such term in that certain Purchase and Sale Agreement dated as of March 25, 1997 between Grantor and Grantee (the "Purchase Agreement"), pursuant to which this Bill of Sale is being delivered. Notwithstanding Grantor's conveyance of the Plans and the Business Records pursuant to this Bill of Sale, Grantor shall be entitled (but not obligated) to retain possession of, and to utilize for its benefit with respect to any remaining liabilities or potential claims against Grantor, copies of all Plans and Business Records for a period of no less than ten (10) years after the date hereof.


     TO HAVE AND TO HOLD all of Grantor's rights, titles and interest, if any, in and to the aforesaid personal property unto Grantee, its legal representatives, successors and assigns, forever. Grantor is neither a manufacturer nor distributor of, nor dealer nor merchant in, said personal property.

     GRANTOR MAKES NO WARRANTY OF TITLE REGARDING ALL OR ANY OF THE ABOVE-DESCRIBED PERSONAL PROPERTY, EXCEPT AS SET FORTH IN SECTION 5 OF THE PURCHASE AGREEMENT. GRANTOR ALSO MAKES NO WARRANTY OF VALUE, MARKETABILITY, MERCHANTABILITY, GOOD AND WORKMANLIKE CONSTRUCTION, DESIGN OR PHYSICAL CONDITION IN RESPECT TO SAID PERSONAL PROPERTY, AND EXCEPT AS SET FORTH IN SECTION 5 OF THE PURCHASE AGREEMENT, SAID PROPERTY IS SOLD IN AN "AS IS, WHERE IS" CONDITION, WITH ALL FAULTS. BY ACCEPTANCE OF DELIVERY OF THIS BILL OF SALE, GRANTEE AFFIRMS THAT IT HAS MADE ITS OWN INDEPENDENT INSPECTION OF ALL ASPECTS OF SAID PROPERTY AS FULLY AS DESIRED, THAT IT HAS NOT RELIED ON ANY REPRESENTATION, IF ANY, OF GRANTOR CONCERNING THE TYPE, AMOUNT, NATURE, VALUE OR CONDITION OF ANY OF SAID PROPERTY OR ON GRANTOR'S SKILL OR JUDGMENT TO SELECT OR FURNISH SAID PROPERTY FOR ANY PARTICULAR PURPOSE, AND THAT GRANTOR HAS NOT MADE AND MAKES NO WARRANTY THAT SAID PROPERTY IS FIT OR SUITABLE FOR ANY PARTICULAR PURPOSE. EXCEPT AS SET FORTH IN SECTION 5 OF THE PURCHASE AGREEMENT, THERE ARE NO REPRESENTATIONS OR WARRANTIES OF GRANTOR, EXPRESSED, IMPLIED OR STATUTORY REGARDING THE PROPERTY.


     IN WITNESS WHEREOF, Grantor has executed and delivered this Bill of Sale to Grantee to be effective on the ______ day of ___________, 1997.

                              SMOKETOWN ROAD ASSOCIATES LIMITED
                              PARTNERSHIP

                              By:  Lapland Smoketown Corp.,
                                   its General Partner


                              By:
                              Name:
                              Title:








                          EXHIBIT "E"

                  NON-FOREIGN SELLER AFFIDAVIT

     Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code"), provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by SMOKETOWN ROAD ASSOCIATES LIMITED PARTNERSHIP, a Virginia limited partnership (the "Transferor"), the undersigned hereby certifies the following on behalf of the Transferor:

     1. The Transferor is not a foreign person, foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and treasury regulations promulgated pursuant thereto);

     2.   The Transferor's U.S. employer identification number is ____; and

     3.   The Transferor's office address is

     The Transferor understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

     Under penalty of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this documents on behalf of the Transferor.

                              SMOKETOWN ROAD ASSOCIATES LIMITED
                              PARTNERSHIP

                              By:  Lapland Smoketown Corp.,
                                   a Delaware corporation,
                                   its General Partner


                              By:
                              Name:     J. Paul Price
                              Title:    Vice President

STATE OF _____________

CITY/COUNTY OF __________


     BEFORE ME, the undersigned authority, on this day personally appeared J. Paul Price, Vice President of Lapland Smoketown Corp., a Delaware corporation, acting as the general partner of Smoketown Road Associates Limited Partnership, a Virginia limited partnership, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated and as the act and deed of said entities.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE this the ___ day of
_________________, 1997.


                              Notary Public in and for the State of


                              (Printed/Typed Name of Notary)

                              My Commission Expires:








                          EXHIBIT "F"

           ASSIGNMENT OF LEASES AND SERVICE CONTRACTS
(Smoketown Stations Shopping Center, Prince William County, Virginia)


     THIS ASSIGNMENT OF LEASES AND SERVICE CONTRACTS (this "Assignment") is executed by and between SMOKETOWN ROAD ASSOCIATES LIMITED PARTNERSHIP, a Virginia limited partnership ("Assignor"), and THE PRICE REIT, INC., a Maryland corporation ("Assignee").


                      W I T N E S S E T H:

     Assignor is the owner of certain lots or tracts of land situated in Prince William County, Virginia, more particularly described on Exhibit A attached hereto and made a part hereof for all purposes, together with certain buildings, walkways, parking areas, landscaping and other improvements located thereon (collectively, the "Real Property").

     Assignor, as the owner of the Real Property, has heretofore entered into or became a party to certain tenant leases covering a part of the Real Property (the tenant leases presently in force are referred to herein as the "Leases"). Attached hereto as Exhibit B and made a part hereof for all purposes is a true, complete and correct copy of a list of the Leases.

     Assignor also has heretofore entered into or become a party to certain management, maintenance, utility, landscaping, garbage disposal and/or other contracts regarding services being provided to the Real Property (the service contracts presently in force and which Assignee, in its sole discretion, has agreed to assume are referred to herein as the "Service Contracts"). Attached hereto as Exhibit C and made a part hereof for all purposes is a true, complete and correct copy of a list of the Service Contracts.

     On this day, Assignee is purchasing the Real Property from Assignor. Assignee also desires to purchase and assume from Assignor, and Assignor also desires to sell and assign to Assignee, the lessor's interest in the Leases and the owner's interest in the Service Contracts.

     NOW, THEREFORE, for and in consideration of the premises and the agreements and covenants herein set forth, together with the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration previously paid and delivered by Assignee to Assignor, the receipt and sufficiency of which by Assignor are hereby confessed and acknowledged, Assignor does hereby ASSIGN, TRANSFER, SET OVER and DELIVER unto Assignee (a) all of lessor's right, title and interest in and to all the Leases, including without limitation all security, damage or other refundable deposits held under, and to all prepaid rentals made under, the Leases (the "Deposits"), but only to the extent that Assignor is liable for the application, credit or return of such amount to a tenant thereunder and further subject to all terms, conditions, reservations and limitations set forth in the Leases or in the Purchase and Sale Agreement between Assignor and Assignee from which this Assignment arose (the "Purchase Agreement"), and (b) all of Assignor's rights, title and interest in and to all the Service Contracts, including, without limitation, the rights to all refundable deposits and prepayments made thereunder by Assignor and all warranties, guaranties, bonds and other rights thereunder inuring to the benefit of Assignor, but subject to all terms, conditions, reservations and limitations set forth in the Service Contracts or in the Purchase Agreement.

     TO HAVE AND TO HOLD the lessor's interests under the Leases and the owner's interests under the Service Contracts unto Assignee, its legal representatives, successors and assigns, subject only to the terms, conditions, reservations and limitations set forth in the Purchase Agreement.

     By accepting this Assignment and by its execution hereof, (a) Assignee acknowledges that it has received a copy or original of each of the Leases and any guaranties of the Leases, a cash payment or credit of $__________ (which is the amount of all cash Deposits held by Assignor on the date hereof), possession of all original documents that make up any noncash Deposits, and copies or originals of such business records of Assignor as needed by Assignee to comply with the terms of the Leases and applicable law and (b) Assignee hereby assumes and agrees to perform all of the terms, covenants and conditions of the Leases on the part of the lessor therein required to be performed, from and after the date hereof, but subject to all of the terms, conditions, reservations and limitations set forth in the Leases or in the Purchase Agreement, including, but not limited to, the obligation to repay or account for, in accordance with the terms of the Leases and applicable law, to the tenants thereunder any and all Deposits.

     Assignor hereby agrees to indemnify and hold Assignee harmless from and against losses, costs, damages and expenses incurred by Assignee as a result of claims brought against Assignee, as Assignor's successor in interest in and to the Leases, relating to causes of action arising at any time from a breach or alleged breach of the obligations of Assignor as the lessor under the Leases during the period of time prior to the date hereof. Assignee hereby agrees to indemnify and hold Assignor harmless from and against losses, costs, damages and expenses incurred by Assignor as a result of claims brought against Assignor, as Assignee's predecessor in interest in and to the Leases, relating to causes of action arising at any time from a breach or alleged breach of the obligations of Assignee as the lessor under the Leases during the period of time from and after the date hereof.

     By accepting this Assignment and by its execution hereof, (a) Assignee further acknowledges that it has received a copy or original of each of the Service Contracts and copies or originals of such business records of Assignor as needed by Assignee to comply with the terms of the Service Contracts and (b) Assignee hereby assumes and agrees to perform all of the terms, covenants and conditions of the Service Contracts on the part of the owner therein required to be performed, from and after the date hereof, but subject to all of the terms, conditions, reservations and limitations set forth in the Service Contracts or in the Purchase Agreement, including, but not limited to, the obligation to pay for all services provided under the Service Contracts in accordance with the terms of the Service Contracts.

     Assignor hereby agrees to indemnify and hold Assignee harmless from and against losses, costs, damages and expenses incurred by Assignee as a result of claims brought against Assignee, as Assignor's successor in interest in and to the Service Contracts, relating to causes of action arising at any time from a breach or alleged breach of the obligations of Assignor as the owner under the Service Contracts during the period of time prior to the date hereof. Assignee hereby agrees to indemnify and hold Assignor harmless from and against losses, costs and expenses incurred by Assignor as a result of claims brought against Assignor, as Assignee's predecessor in interest in and to the Service Contracts, relating to causes of action arising at any time from a breach or alleged breach of the obligations of Assignee as the owner under the Service Contracts during the period of time from and after the date hereof.

     BY THE MUTUAL EXECUTION OF THIS ASSIGNMENT, ASSIGNOR HEREBY DISCLAIMS, AND ASSIGNEE HEREBY WAIVES, ANY AND ALL WARRANTIES AND REPRESENTATIONS OF ANY NATURE CONCERNING OR REGARDING THE LEASES OR THE SERVICE CONTRACTS, OTHER THAN AS EXPRESSLY SET FORTH IN SECTION 5 OF THE PURCHASE AGREEMENT.

     All of the covenants, terms and conditions set forth herein shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

     This is a final and exclusive expression of the agreement of Assignor and Assignee regarding the matters set forth herein, and no course of dealing, usage of trade or course of performance shall be relevant to explain or supplement any term expressed in this Assignment. All prior oral and written agreements concerning the consequences of the property hereby conveyed, other than the Purchase Agreement, are merged into this Assignment, and Assignee further acknowledges and agrees that there are no contemporaneous oral agreements, representations or warranties in regard to the property hereby conveyed, made by Assignor or any party acting or purporting or assumed to be acting on Assignor's behalf.

     IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment to be effective the _____ day of ______________, 1997.

                              ASSIGNOR:

                              SMOKETOWN ROAD ASSOCIATES LIMITED
                              PARTNERSHIP

                              By:  Lapland Smoketown Corp.,
                                   a Delaware corporation,
                                   its General Partner


                              By:
                              Name:
                              Title:


                              ASSIGNEE:

                              THE PRICE REIT, INC.


                              By:
                              Name:
                              Title:








                          EXHIBIT "G"

                       OWNER'S AFFIDAVIT

STATE OF _____________________________)
                              )
CITY/COUNTY OF _____________________)

     J. Paul Price, acting solely as officer and agent of the undersigned entities without any individual liability ("Deponent"), being duly sworn according to law, deposes and says as follows:

1. That Deponent is the Vice President of Lapland Smoketown Corp., a Delaware corporation, acting as the general partner of Smoketown Road Associates Limited Partnership, a partnership (the "Company"), and that Deponent has personal knowledge of the facts sworn to in this Affidavit and is fully authorized and qualified to make this Affidavit.

2. That, to the best of Deponent's knowledge, the Company is the owner of the land (the "Property") described in the Commitment attached hereto as Exhibit A (the "Commitment").

3. That there are no unpaid bills incurred by the Company for work performed upon or materials delivered to the Property for the construction or improvement of the Property during the past 123 days, except as listed on Exhibit B attached hereto. That, to the best of Deponent's knowledge, there are no outstanding contracts for the making of repairs or improvements on the Property to which the Company is a party, except as listed on Exhibit B attached hereto.

4. That there are no unrecorded tenancies, leases or other occupancy agreements to which the Company is a party that affect the Property except as listed on Exhibit C attached hereto, and that if any such unrecorded leases, tenancies or other occupancy agreements are listed on Exhibit
     C attached hereto, they contain no options to purchase any of the Property, except as noted in such exhibit:

5. That, to the best of Deponent's knowledge, no person has possession or any right to possession of any of the Property, except by, under or through the agreements listed on Exhibit C attached hereto or the agreements and documents listed as exceptions to coverage in the attached Commitment.

6. That, to the best of Deponent's knowledge, there are no unrecorded financing statements, chattel mortgages, conditional bills of sale or retention of title agreements to which the Company is a party affecting any fixtures owned by the Company and located on the Property, for which releases have not been granted on or prior to the date hereof.

7. That, to the best of Deponent's knowledge, there are no unrecorded easements or claims of easement and no contracts, options or rights to purchase the Property, other than in the transaction for which this Affidavit is given or in the agreements and documents listed as exceptions to coverage in the attached Commitment.

8. That, to the best of Deponent's knowledge, there are no unrecorded liens, mortgages or other similar liens granted by the Company against the Property.

9. That no proceeding in bankruptcy has ever been instituted by or against the Company (and if a partnership, against the current general partner(s) thereof), nor has the Company ever made an assignment for the benefit of creditors.
10. That, to the best of Deponent's knowledge, there is no action or proceeding relating to the Property in any State or Federal Court in the United States nor any State or Federal Judgment or any Federal Lien of any kind or nature whatever which now constitutes a lien or charge upon the Property, except as listed as an exception to coverage in the attached Commitment.

This Affidavit is given to induce CHICAGO TITLE INSURANCE COMPANY to issue its policy of title insurance based on the attached Commitment (including endorsements) knowing full well that it will be relying upon the accuracy of the same.

The undersigned further agrees to indemnify Chicago Title Insurance Company against any loss occasioned by the existence of any of the matters listed above which are known to the Deponent and not disclosed by this Affidavit and any cost, expense or liability, including attorney fees, arising from the enforcement of this indemnification.


                              SMOKETOWN ROAD ASSOCIATES LIMITED
                              PARTNERSHIP


                              By:  Lapland Smoketown Corp.,
                                   a Delaware corporation,
                                   General Partner

                                                            By:
Date                               Name:     J. Paul Price
                                   Title:         Vice President



Subscribed and sworn to
before me this _____ day of
                   , 19__.

Notary Public
My commission expires:  __________________












                          EXHIBIT "H"

                 ASSIGNMENT OF DECLARANT RIGHTS
(Smoketown Stations Shopping Center, Prince William County, Virginia)


     SMOKETOWN ROAD ASSOCIATES LIMITED PARTNERSHIP, a Virginia limited partnership, hereinafter referred to as "Assignor," for and in consideration of the sum of TEN AND 00/100 DOLLARS ($10.00) AND OTHER GOOD AND VALUABLE CONSIDERATION paid to Assignor by THE PRICE REIT, INC., a Maryland corporation, hereinafter referred to as "Assignee," the receipt and sufficiency of which are hereby acknowledged, ASSIGNS AND TRANSFERS to Assignee all of its rights, powers, reservations, authorizations, obligations, duties, titles and interests as "Declarant" under that certain declaration described below:

     [Master Declaration of Easements, Covenants, Conditions, Protections and Restrictions dated April 20, 1993, a copy of which is recorded in Book 1990 at Page 123 of the land records of the Circuit Court of Prince William County, Virginia, as amended (the "Declaration");]

     [Declaration of Covenants, Conditions, and Restrictions, undated but effective on April 11, 1995, a copy of which is recorded in Book 2232 at Page 770 of the Land Records, as amended (the "Declaration");]

     [Declaration of Covenants, Conditions and Restrictions, undated but effective on January 26, 1996, a copy of which is recorded in Book 2305 at Page 1873 of the Land Records (the "Declaration");]

TOGETHER WITH all easements, rights-of-way, reservations, powers, rights and the like reserved or granted in the Declaration to the Declarant appurtenant to the Property (as defined in the Declaration) [and the Project (as defined in the Declaration), including, without limitation, the current balance of the Promotional Fund (as defined in the Declaration) held by Assignor on the date hereof.]

     TO HAVE AND TO HOLD the Declarant rights described above, unto Assignee and its legal representatives, successors and assigns forever, subject to the terms of the Declaration and applicable law.

     By accepting this Assignment and by its execution hereof, (a) Assignee acknowledges that it has received a copy or original of each of the documents making up the Declaration [, a cash payment or credit of $__________ (which is the amount of the current balance of the Promotional Fund held by Assignor on the date hereof),] and copies or originals of such business records of Assignor as needed by Assignee to comply with the terms of the Declaration and (b) Assignee hereby assumes and agrees to perform all of the terms, covenants and conditions of the Declaration on the part of the Declarant therein required to be performed, from and after the date hereof [, including, but not limited to, the obligation to account for all Annual Maintenance Assessments (as defined in the Declaration) and all Promotional Funds in accordance with the terms of the Declaration].

     Assignor hereby agrees to indemnify and hold Assignee harmless from and against losses, costs, damages and expenses incurred by Assignee as a result of claims brought against Assignee, as Assignor's successor in interest as Declarant under the Declaration, relating to causes of action arising at any time from a breach or alleged breach of the obligations of Assignor as the Declarant under the Declaration during the period of time prior to the date hereof. Assignee hereby agrees to indemnify and hold Assignor harmless from and against losses, costs, damages and expenses incurred by Assignor as a result of claims brought against Assignor, as Assignee's predecessor as Declarant under the Declaration, relating to causes of action arising at any time from a breach or alleged breach of the obligations of Assignee as the Declarant under the Declaration during the period of time from and after the date hereof.

     BY THE MUTUAL EXECUTION OF THIS ASSIGNMENT, ASSIGNOR HEREBY DISCLAIMS, AND ASSIGNEE HEREBY WAIVES, ANY AND ALL WARRANTIES AND REPRESENTATIONS OF ANY NATURE CONCERNING OR REGARDING THE DECLARATION OR THE DECLARANT RIGHTS THEREUNDER, OTHER THAN AS EXPRESSLY SET FORTH IN SECTION 5 OF THE PURCHASE AND SALE AGREEMENT BETWEEN ASSIGNOR AND ASSIGNEE FROM WHICH THIS ASSIGNMENT AROSE.

     All of the covenants, terms and conditions set forth herein shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

     This is a final and exclusive expression of the agreement of Assignor and Assignee regarding the matters set forth herein, and no course of dealing, usage of trade or course of performance shall be relevant to explain or supplement any term expressed in this Assignment. All prior oral and written agreements concerning the consequences of the property hereby conveyed are merged into this Assignment, and Assignee further acknowledges and agrees that there are no contemporaneous oral agreements, representations or warranties in regard to the property hereby conveyed, made by Assignor or any party acting or purporting or assumed to be acting on Assignor's behalf.

     IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment to be effective the _____ day of ______________, 1997.

                              ASSIGNOR:

                              SMOKETOWN ROAD ASSOCIATES LIMITED
                              PARTNERSHIP

                              By:  Lapland Smoketown Corp.,
                                   a Delaware corporation,
                                   its General Partner


                              By:
                              Name:
                              Title:


                              ASSIGNEE:

                              THE PRICE REIT, INC.


                              By:
                              Name:
                              Title:




STATE OF

COUNTY OF


     I HEREBY CERTIFY that on this _____ day of ________________, 1997, before me, aforesaid, personally appeared J. Paul Price, who acknowledged himself to the Vice President of Smoketown Lapland Corp., a Delaware corporation, acting as the general partner of Smoketown Road Associates Limited Partnership, a Virginia limited partnership, and that he, as such corporate officer, being authorized so to do, executed the within instrument on behalf of the above named entities for the purposes herein contained, by signing the name of the corporation by himself as Vice President.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


[SEAL]

                              Notary Public in and for the State of

                              My Commission Expires:


STATE OF

COUNTY OF


     I HEREBY CERTIFY that on this _____ day of ________________, 1997, before me, aforesaid, personally appeared ___________________________________________, who acknowledged himself to the _______________ of The Price REIT, Inc., a Maryland corporation, and that he, as such corporate officer, being authorized so to do, executed the within instrument on behalf of the above named corporation for the purposes herein contained, by signing the name of the corporation by himself as __________________.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


[SEAL]

                              Notary Public in and for the State of

                              My Commission Expires:





                          EXHIBIT "I"

              FORM OF TENANT ESTOPPEL CERTIFICATE


                                   ___________________, 1997


To:  The Price REIT, Inc.
     145 S. Fairfax Ave.
     Los Angeles, CA 90036


     Re: Lease dated __________________ (the "Lease") between Smoketown Road Associates Limited Partnership, as landlord ("Landlord"), and ________________________, as tenant, regarding _______ square feet of rentable space described in the Lease located in the project known as Smoketown Stations Shopping Center, Prince William County, Virginia (the "Premises").

Ladies/Gentlemen:

     At the request of Landlord, the above-referenced Tenant is executing this certificate to and for the use of Landlord and The Price REIT, Inc., and its designees (collectively, "Purchaser"), and knowing that the Landlord and Purchaser are relying on the accuracy of the information contained herein, the Tenant hereby certifies and agrees to the following:

1. A true, correct and complete copy of the Lease is attached hereto. The Lease is the entire agreement between Landlord and Tenant and has not been modified orally or in writing or, if the Lease has been modified, the following is a list of all modifications to the Lease, all of which are also attached hereto, and, as modified, the Lease is in full force and effect and enforceable against Tenant in accordance with its terms [If blank, then "None"]:
      .

2. All tenant improvements and other construction obligations required by the terms of the Lease to be made by the Landlord have been completed as required under the Lease and any payments, credits, allowances or abatements required to be made or given by Landlord to Tenant in connection with the Premises have been made or given by Landlord and fully received and accepted by Tenant.

3. As of the date hereof no installment of rent under the Lease other than current monthly rent has been paid more than 30 days in advance of its due date nor are any installments of rent past due. Tenant agrees that Tenant will not pay rent or other charges under the Lease more than thirty (30) days in advance.

4. Tenant has accepted and is in sole possession of the Premises. Tenant has not assigned or sublet the Premises or any portion thereof, except as disclosed in the Lease documents attached hereto. The term of the lease commenced on ____________________ and is scheduled to end on ______________________, subject to Tenant's renewal rights (if any) set forth on the Lease.

5. Tenant has no existing charges, liens, claims or setoffs, or, except as set forth in the Lease, rights of reduction, pursuant to the Lease or otherwise against the rentals due or to become due under the Lease or otherwise, and Tenant has not been granted any option or right of first refusal to purchase all or a portion of the Premises. Tenant has not received notice of any prior sale, transfer, assignment or pledge of the Lease or the rents owed thereunder, except as follows [If blank, then "None"]:
      .

6. Tenant has no knowledge of any event that has occurred which, with the giving of notice or the passage of time, or both, would constitute a default under the Lease by Landlord, except as follows [If blank, then "None"]: .

7. The monthly base rent due under the Lease is currently $_____________, and rental payments equal to $_____________ [base rent, plus other monthly payments of rent] per month currently are being paid by Tenant under the Lease. The rent and all other amounts payable by the undersigned under the Lease have been paid through __________________. Tenant has not received and is not presently entitled to any abatement, refund, rebate, concession or forgiveness of rent or other charges, free rent, partial rent, or credits, offsets or reductions in rent, except as follows:
      .

8. Tenant has paid a security deposit of $______________ under the Lease, which is currently held by Landlord. No other deposits have been paid by or for the benefit of Tenant that are subject to reimbursement by Landlord.

9. Tenant agrees that Tenant will not seek to terminate the Lease by reason of any act or omission of the Landlord until the tenant shall have given written notice of such act or omission to the Purchaser by certified or registered mail, return receipt requested, at the address of Purchaser set forth above, and until a reasonable period of time shall have elapsed following the giving of such notice, during which period the Purchaser shall have the right, but shall not be obligated, to remedy such act or omission.

10. The address to which notices to Tenant should be sent is as set forth in the Lease or is the following address:





11. The undersigned signatory for Tenant has the requisite authority to execute and deliver this letter on behalf of Tenant.

12. All insurance, if any, required to be maintained by Tenant under the Lease is presently in effect.

13. There are no actions, whether voluntary or otherwise, pending against the Tenant (or any guarantor of the Tenant's obligations under the Lease) pursuant to the bankruptcy or insolvency laws of the United States or any state thereof.

14. The operation and use of the Premises does not involve the generation, treatment, storage, disposal or release into the environment of any hazardous materials, regulated materials and/or solid waste, except those used in the ordinary course of operating a retail store or restaurant (if so permitted by the Lease) or otherwise used in accordance with all applicable laws.

     This letter is being furnished to Purchaser in connection with its acquisition of the Premises and may be relied upon by Purchaser, Landlord and Purchaser's lender(s), if any, in connection with any loan(s) Purchaser may obtain with respect to the Premises, and by their respective successors and assigns.

                              Very truly yours,


                              TENANT:
                              [___________________________________]



     [At the request of Landlord, the undersigned guarantor of the Lease hereby represents, warrants and certifies that the guaranty agreement of the undersigned dated _____________, 19__ remains in full force and effect without defense, offset or counterclaim of any kind whatsoever.

                              Very truly yours,


                              GUARANTOR:
                              ____________________________________]

















                          EXHIBIT "J"

                       NOTICE TO TENANTS

                                         __________________, 1997

[Tenant's Name and Address]



     Re: Sale of Smoketown Stations Shopping Center, Prince William County, Virginia (the "Center")

Ladies/Gentlemen:

     With reference to your lease of space in the Block ____, Suite _____ of the Center, please be advised that Smoketown Road Associates Limited Partnership, a Virginia limited partnership ("Seller"), has this day sold, transferred and assigned all of its interest in and to the Center and your lease to The Price REIT, Inc., a Maryland corporation ("Purchaser").

     [Insert the following if there is a security deposit being transferred:
Please be further advised that the security deposit under your lease and the accrued interest thereon, if any, have been turned over to the Purchaser, whose address is _________________________________________.]

     Finally, until you receive further notice from Purchaser, all rent checks and other payments under your lease should henceforth be made payable to _______________ [, the managing agent for the Center selected by Purchaser,] and mailed or delivered to their office at ________________________________, and all notices to the landlord under your lease should also be addressed to the Purchaser at the foregoing address.

                              Very truly yours,
                              SELLER:

                              SMOKETOWN ROAD ASSOCIATES LIMITED
                              PARTNERSHIP

                              By:  Lapland Smoketown Corp.,
                                   a Delaware corporation,
                                   its General Partner

                                   By:  _________________________
                                   Name:     _________________________
                                   Title:    _________________________






                              PURCHASER:
                              THE PRICE REIT, INC.

                              By:  _________________________
                              Name:     _________________________
                              Title:    _________________________


















                           SCHEDULE 1

                       Excluded Equipment


                             None



                           SCHEDULE 2

                    Outstanding Proceedings


1. SMOKETOWN ROAD ASSOCIATES LIMITED PARTNERSHIP, Plaintiff, vs. FESTIVE ENTERPRISES, INC., DBA PARTY LAND and JONATHAN KRASNOV, Defendants, originally filed in the Circuit Court of Fairfax County under Law No. 156303 and subsequently filed in the Circuit Court of Prince William County under Law No. 41756.

2. FESTIVE ENTERPRISES, INC. D/B/A PARTY LAND and JONATHAN KRASNOV, Plaintiffs, vs. SMOKETOWN ROAD ASSOCIATES LIMITED PARTNERSHIP, Defendant filed in the Circuit Court of Prince William County under Law No. 41535.

3. Asserted claims regarding violations of the Americans With Disabilities Act made in ROBERT NESTER, Plaintiff vs. BELL ATLANTIC NYNEX MOBILE, INC., Defendant, filed in the United States District Court for the Eastern District of Virginia under Civil Action No. 96-378-A; and previous similar claims made by the same party plaintiff in other filed actions in the same court against Best Buy Co., Inc. and Shoppers Food Warehouse, which in part concerned the Real Property.

4. Default notice dated March 11, 1997 sent to Fore Knights Golf, Inc. d/b/a Golf USA regarding late payment of rents due for the months of February and March 1997, and unpaid late fees for the months of December 1996 and February and March 1997, for an aggregate sum due and unpaid of $10,287.24.

5. Potential default by PETsMART, Inc. with regard to late payment of adjusted rental charges over the term of its Lease, which amounts have been paid in part, with the remainder subject to review by Seller of tenant's reconciliation delivered with its partial payment received by Seller on February 10, 1997.









                           SCHEDULE 5

             Potential Lease Brokerage Commissions


1. Commission owed to J Donegan Company and LPC in regard to potential lease by Blinds to Go (U.S.), Inc.

2. Commission owed to J Donegan Company and LPC in regard to potential lease by Potomac Retail Enterprises, Inc.

3. Commission owed to LPC in regard to potential lease renewal by Thuy T. Nguyen d/b/a T-Nails.





                           SCHEDULE 6

                  Development Work-in-Process


1. Execution and delivery of Northern Virginia Electric Cooperative Easement and Right-of-Way Agreement affecting Lots 1A, 11 and 13B, and payment to NOVEC of cost for installation of street lights and related equipment.

2. Release of three (3) remaining development bonds outstanding under development agreements for water and sewer, stormwater and landscaping concerning lots 13A and 13B, being the following:

     (a) Skopbank L/C No. 156 (PCN Bank L/C No. 306012) in the original amount of approximately $204,308.72, which is currently reduced to approximately $35,113.20 and is due to be released following pending performance of retaining wall work and certification of retaining wall integrity with regard to Lot 13A;

     (b) Skopbank L/C No. 157 (PCN Bank L/C No. 306011) in the amount of approximately $19,435, which is due to be released following pending performance of retaining wall work and certification of retaining wall integrity with regard to Lot 13A; and

     (c) Skopbank L/C No. 158 (PCN Bank L/C no. 306060) in the amount of approximately $64,174, which is due to be released following inspection and certification of landscaping for Lots 13A and 13B.

3. Repair of broken sewer main connection at Manhole No. R3 located on Parcel C-1, next to retaining wall for Lot 13A as shown on attached drawing.




                           SCHEDULE 7

              Description of Retaining Wall Plans


Stream Relocation Plan, Parcel "E" Cow Branch, Prince William County, prepared by Walter L. Phillips, Inc., Civil Engineers, dated March 17, 1997.


                           SCHEDULE 8

                           Rent Roll


1.   The attached rent roll is current and dated as of February 21, 1997.

2. All square footage amounts are based on estimated amounts without certified measurements done on a uniform basis.

3. The Lease to TGI Friday is being billed base rent on a 5,800 square foot basis rather than the most recent estimate of the area set forth in the attached rent roll (i.e. 5,820 square feet).

4. The Lease to Tae Hwan & Christina E. Lee d/b/a Festival Cleaners (assigned to Chae Son & Pong Im Kim) is being billed on a 2,000 square foot area basis, rather than the most recent estimate of the area set forth in the attached rent roll (i.e. 2,150 square feet).

5. Lowe's Home Center, Inc. made twelve monthly payments of $5,000 each from August 1992 through July 1993 ($60,000 total) for development wide CAM charges, which have not been reconciled to actual amounts owed to date and may constitute a remaining prepayment of Additional Rent owed by Lowe's under its Lease with regard to such charges.






                MODIFICATION OF PURCHASE AND SALE AGREEMENT


     This Modification of Purchase and Sale Agreement (the "Modification") is entered into as of the 14th day of May, 1997 between SMOKETOWN ROAD
ASSOCIATES LIMITED PARTNERSHIP, a Virginia limited partnership ("Seller"), and THE PRICE REIT, INC., a Maryland corporation ("Purchaser").

RECITALS

     1. Seller and Purchaser entered into that certain Purchase and Sale Agreement having an Effective Date of March 21, 1997 (the "Agreement"), providing for the sale and purchase of certain land in Prince William County, Virginia, being more particularly described therein (the "Property").

     2. Various matters relating to the Property have come to the attention of Seller and Purchaser after the Agreement was executed by both parties.

     3. Seller and Purchaser desire to reflect in this Modification their agreements with respect to (i) certain matters which have been brought to the attention of Seller and Purchaser after the Effective Date of the Agreement, and
(ii) certain agreed credits to be applied against the Purchase Price, as defined in the Agreement.

     4. In order to implement the foregoing intentions of Seller and Purchaser, Seller and Purchaser have entered into this Modification.


AGREEMENTS

     NOW, THEREFORE, in consideration of the premises, $10.00 cash and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:

     Section 1. Intangible Property. Subsection 1(a)(vii)(C) of the Agreement is hereby amended and restated as follows:

                    (C) All warranties, guaranties, bonds, licenses and permits in any way related to, arising out of, or granted in connection with, the ownership of the Real Property, the Equipment or the Plans or any parcel or part thereof, but only to the extent such are assignable (the "Intangible Property"), including without limitation all rights, titles and causes of action against (1) Nardi Construction, Inc. under that certain Contractor Agreement by and between Seller and Nardi Construction, Inc., dated October 30, 1992, as amended, and (2) Total Beverage Corp. relating to the disconnection and/or removal of certain equipment belonging to Seller.

     Section 2. Purchase Price Credit. Section 9(b)(i)(A) of the Agreement is hereby amended and restated as follows:

                    (A) A closing statement, acceptable in all respects to the Title Company, reflecting Purchaser's payment of the Purchase Price, a credit for the Earnest Money, a credit of $200,000 for rental loss subsidy and a credit of $400,000 as a reserve for capital repairs and maintenance (collectively, the "Corrective Matters Credit"), the closing costs payable by Purchaser pursuant to Subsection 9(d), a credit for the amount of cash Deposits held by Seller on the Closing Date, a credit for the balance of the Promotional Fund (as defined in the Master Declaration) held by Seller on the Closing Date, a credit for the amount of the Purchase Price Reduction if applicable under Subsection 8(e), and such other items typically set forth on a buyer's closing statement (the "Purchaser's Closing Statement"), the net balance of which shall be the "Purchaser's Net Payment"). The Corrective Matters Credit has been agreed to by Seller and Purchaser to cover all matters with respect to the Property and the purchase thereof by Purchaser that have been raised by Purchaser prior to the date hereof or that may be raised by the Purchaser after the date hereof excluding the Post Closing Corrective Matters, as hereinafter defined, but including, without limitation, all matters set forth in the following instruments:

                         (1)  Letter dated April 29, 1997 from Jerald
     Friedman to Mr. Paul Price covering certain issues and concerns including, without limitation, those raised in letter from Dan Slattery dated April 28, 1997 referred to therein; and

                         (2) Letter dated April 25, 1997 from Shahin Rezai to Mr. J. Paul Price and Bruce Kosub, Esq. covering certain issues and concerns including, without limitation, those raised in Memorandum from Celia M. Keller dated April 25, 1997 referred to therein and a copy of which is attached thereto.

     Notwithstanding the foregoing, Seller shall continue to be obligated to complete the Retaining Wall Work, the Sewer Line Work and the VEPCO Work in accordance with Section 8(e), Section 8(f), and Section 8(g), respectively, of this Agreement (herein collectively called the "Post Closing Corrective Matters").

     Section 3. Service Contracts. Subsection 8(d) of the Agreement is hereby amended and restated as follows:

          (d) Purchaser shall assume all of the Service Contracts by its execution of the Assignment of Lease and Service Contracts attached as Exhibit "F" to this Agreement.



     Section 4. Holdback Amount, Sewer Line and VEPCO Repair Work. Seller and Purchaser hereby agree that the Holdback Amount, as defined in Subsection 8(e) of the Agreement, is $247,500. Subsection 8(f) of the Agreement is hereby changed to be Subsection 8(h), and new Subsections 8(f) and 8(g) are hereby added to the Agreement, which read as follows:

          (f) Purchaser and Seller acknowledge and agree that certain work needs to be done on Parcel C1 of the Real Property for the benefit of the Improvements on other parts of the Real Property, consisting of repairing the broken sewer line connection described as Item 3 on
     Schedule 6 of the Agreement (the "Sewer Line Work"). The plans and specifications describing the extent of the Sewer Line Work that Seller is willing to undertake were prepared by Spencer, White & Prentis Foundation Corporation under job no. 59707, dated April 3, 1997, as to page 1 of 2 and April 2, 1997, as to page 2 of 2 (the "Sewer Line Plans"), which have been approved by Purchaser. Within a reasonable period of time after May 14, 1997 (and in no event later than June 14, 1997) Seller shall proceed with the Sewer Line Work and Seller and its agents are hereby granted the right to enter the Property after the Closing for the purpose of timely completing the Sewer Line Work. At the Closing, an amount equal to $14,850 (the "Sewer Work Holdback Amount") shall be retained from the Purchase Price and deposited into escrow with the Title Company, as escrow agent, which shall deposit the Sewer Work Holdback Amount in an interest bearing account with an insured financial institution with all interest earned thereon being taxable to the employer identification number of Seller. Seller shall ensure that the Sewer Line Work is fully completed at Seller's sole cost and expense in accordance with the Sewer Line Plans in all material respects within the ninety (90)-day period following the Closing Date. Upon the Title Company's receipt of (i) a certification by the licensed engineer selected by Seller and approved by Purchaser with respect to the Sewer Line Work, that the Sewer Line Work has been completed as required above, (ii) an assignment by Seller to Purchaser of all warranties and claims for proper performance of the Sewer Line Work received or held by Seller, except to the extent such assignment is required to be made by the Seller to Prince William County, Virginia, and (iii) a final and complete lien release from the general contractor for the Sewer Line Work and such other materialmen or laborers as required by the Title Company to issue an endorsement to Purchaser's title insurance policy insuring over any mechanics and materialmens liens that could arise from the Sewer Line Work (collectively, the "Sewer Work Release Items"), the Title Company shall release and deliver the Sewer Work Holdback Amount (including all interest earned thereon) to Seller. If any of the Sewer Work Release Items has not been received by the Title Company on or before the ninety (90)-day anniversary of the Closing Date, the Title Company shall give Seller and Purchaser written notice of such fact, and if the Title Company has not received all of the Sewer Work Release Items within thirty (30) days of the date notice of nonreceipt was sent by the Title Company to Seller and Purchaser, the Title Company shall release and deliver the Sewer Work Holdback Amount (including all interest earned thereon) to (i) Prince William County, Virginia, to the extent required by such County, as additional security in addition to the remaining unreleased development bonds listed as Item 2 of Schedule 6, or (ii) if not required to be delivered to such County, then to Purchaser, whereupon Seller shall have no further obligations under this subsection (f).
     Notwithstanding anything in this Agreement to the contrary, Seller hereby reserves its rights to go against the owner of Lot 13A and its agents for reimbursement of the amounts incurred or expended by Seller with respect to the Sewer Line Work. In addition, for purposes of timely completing the Sewer Line Work, and obtaining releases of the development bonds listed as Item 2 of Schedule 6 following completion of the Sewer Line Work, in accordance with the terms of this Subsection 8(f), Purchaser agrees to cooperate with Seller in all reasonable respects both before and after the date of Closing, provided Purchaser shall not be obligated to expend any sums or incur any liability with respect to its cooperation unless and until same is paid or reimbursed by Seller. Seller retains all rights in and to the bonds listed as Item 2 of Schedule 6, and Purchaser shall have no rights to any of such bonds or any amounts due thereunder. Seller's representative for purposes of the Sewer Line Work is Mr. Paul Price. The terms of this Subsection 8(f) shall survive the Closing under this Agreement.

          (g) Purchaser and Seller acknowledge and agree that certain work needs to be done on Parcel 2A of the Real Property for the benefit of Virginia Electric Power Company ("VEPCO"), consisting of repairing the existing retaining wall surrounding VEPCO's tower located on Parcel 2A (the "VEPCO Work"). At Closing an amount equal to $31,570 (the "VEPCO Holdback Amount") shall be retained from the Purchase Price and deposited into escrow with the Title Company, as escrow agent, which shall deposit the VEPCO Holdback Amount in an interest bearing account with an insured financial institution with all interest earned thereon being taxable to the employer identification number of Seller. The plans and specifications describing the extent of the VEPCO Work that Seller is willing to undertake were prepared by Goughnour Engineering P.C. under job no. 97117, dated May 12, 1997 (the "VEPCO Plans"), which have been approved by Purchaser. Seller shall apply for necessary governmental permits and otherwise proceed with the VEPCO Work within thirty (30) days after the Closing Date, and Seller and its agents are hereby granted the right to enter the Property after the Closing to pursue diligently to completion the VEPCO Work. Seller shall ensure that the VEPCO Work is fully completed at Seller's sole cost and expense in accordance with the VEPCO Plans in all material respects within the one-year period following the Closing Date. Upon the Title Company's receipt of (A) a certification by a licensed engineer selected by Seller and approved by Purchaser (which approval may not be unreasonably denied) that the VEPCO Work has been completed in accordance with the provisions of the immediately preceding sentence, (B) an assignment by Seller to Purchaser of all warranties and claims for proper performance of the VEPCO Work received or held by Seller, and (C) a final and complete lien release from the general contractor for the VEPCO Work and such other materialmen or laborers as required by the Title Company to issue an endorsement to Purchaser's title insurance policy insuring over any mechanics and materialmens liens that could arise from the VEPCO Work (collectively, the "VEPCO Release Items"), the Title Company shall release and deliver the VEPCO Holdback Amount (including all interest earned thereon) to Seller and, if any of the VEPCO Release Items has not been received by the Title Company on or before the one-year anniversary of the Closing Date, the Title Company shall give Seller and Purchaser written notice of such fact. If the Title Company has not received all of the VEPCO Release Items within thirty (30) days of the date notice of nonreceipt was sent by the Title Company to Seller and Purchaser under the provisions contained in the immediately preceding sentence, the Title Company shall release and deliver the VEPCO Holdback Amount (including all interest earned thereon) to Purchaser. Seller's representative for purposes of the VEPCO Work is Mr. Paul Price. The terms of this Subsection 8(g) shall survive the Closing under this Agreement.

     Section 5. Additional Closing Document. Subsection 9(b) is hereby amended by adding thereto the following clause as (I) under Subsection 9(b)(i) and as
(N) under Subsection 9(b)(ii):

                    (I/N)     Assignment of Chose In Action in the form
     attached as Exhibit K hereto executed and acknowledged by Purchaser/Seller;

Exhibit K attached to this Modification is hereby deemed to be added as Exhibit K to the Agreement.

     Section 6. Satisfaction of All of Purchaser's Conditions Precedent. By its execution of this Modification, Purchaser hereby agrees that all conditions precedent to Purchaser's acquisition of the Property in accordance with the Agreement have been satisfied or waived by Purchaser prior to the date hereof including, without limitation, Purchaser's rights relating to the Inspection Period, as defined in Section 8(c) of the Agreement. In that regard, Purchaser hereby notifies Seller and the Title Company under the terms of Section 8(c) of the Agreement that Purchaser is satisfied with the Property, subject to the Post Closing Corrective Matters being completed in accordance with the terms of the Agreement, as modified hereby, and will acquire the Property in accordance with the terms of the Agreement on May 14,1997.

     Section 7. Purchase Agreement. Except as amended in this Modification, the Agreement shall remain in full force and effect. In the event of any inconsistency between this Modification and the Agreement, this Modification shall control. This Modification to the extent it is deemed to be a stand alone document separate and apart from the Agreement shall be governed by the same terms of the Agreement, as amended hereby.


     Section 8. Multiple Counterparts. This Modification may be executed in multiple counterparts each of which constitutes an original, but all of which together constitute one instrument.

     Section 9. Facsimile Execution. This Modification may be executed by the parties hereto and facsimile copies thereof sent to the other parties hereto.
An executed copy of this Modification signed by any party hereto and transmitted to the other parties by facsimile transmission in accordance with the terms of the Agreement shall constitute an original executed by the transmitting party. Any party transmitting a copy of this Modification by facsimile shall simultaneously send an original executed Modification to the other parties to this Modification by over-night courier service.


          [Remainder of page intentionally left blank]






     IN WITNESS WHEREOF, Purchaser and Seller have executed this Modification as of the date first set forth above.


Seller:                       SMOKETOWN ROAD ASSOCIATES LIMITED
                              PARTNERSHIP

                              By:  Lapland Smoketown Corp.,
                                   a Delaware corporation,
                                   its General Partner


                              By:       /J. PAUL PRICE/
                              ---------------------------------
                              Name:    J. Paul Price
                              Title:      Vice President


Purchaser:                         THE PRICE REIT, INC.

                              By:       /JERALD FRIEDMAN/
                              ---------------------------------------
                              Name:   Jerald Friedman
                              Title:     Sr. Executive V.P.





The undersigned Title Company hereby acknowledges receipt of three (3) original fully executed copies of this Modification and agrees to hold and dispose of the payments under the Agreement in accordance with the provisions of the Agreement, as modified by this Modification.

Date:__________, 1997              CHICAGO TITLE INSURANCE COMPANY


                                   By:       /CHRISTOPHER CLARKE/
                                   ---------------------------------------------
                                   Name:    Christopher Clarke
                                   Title:      Underwriter